                                                Filed Pursuant to Rule 424(b)(5)
                                                           File No. 333-25381-01

PROSPECTUS SUPPLEMENT
(TO PROSPECTUS DATED MAY 6, 1997)

                                  $350,000,000
                               SUNTRUST CAPITAL I
                  FLOATING RATE PREFERRED SECURITIES, SERIES A
               (LIQUIDATION AMOUNT $1,000 PER PREFERRED SECURITY)
                             ---------------------
                      FULLY AND UNCONDITIONALLY GUARANTEED
                       TO THE EXTENT SET FORTH HEREIN BY

                              SUNTRUST BANKS, INC.
                             ---------------------
     The Floating Rate Preferred Securities, Series A (the "Preferred Securities"), offered hereby represent preferred beneficial ownership interests in the assets of SunTrust Capital I, a statutory business trust formed under the laws of the State of Delaware ("SunTrust Capital Trust" or the "Trust"). SunTrust Banks, Inc., a Georgia corporation ("SunTrust" or the "Company"), will own all the common securities (the "Common Securities" and, together with the Preferred Securities, the "Trust Securities") representing common beneficial ownership interests in the assets of the Trust. SunTrust Capital Trust exists for the sole purpose of issuing the Trust Securities and investing the proceeds thereof in Floating Rate Junior Subordinated Deferrable Interest Debentures, Series A, to be issued by SunTrust (the "Subordinated Debentures"). The Subordinated Debentures will mature on May 15, 2027 (the "Stated Maturity"). Upon an event of default under the Declaration (as defined herein), the holders of Preferred Securities will have a preference over the holders of the Common Securities with respect to cash distributions and amounts payable upon
redemption or liquidation.                              (continued on next page)
                             ---------------------
     CERTAIN PERSONS PARTICIPATING IN THIS OFFERING MAY ENGAGE IN TRANSACTIONS THAT STABILIZE, MAINTAIN OR OTHERWISE AFFECT THE PRICE OF THE PREFERRED SECURITIES, INCLUDING STABILIZING, SYNDICATE SHORT COVERING TRANSACTIONS, PENALTY BIDS OR OTHERS. FOR A DESCRIPTION OF THESE ACTIVITIES, SEE "UNDERWRITING."
                             ---------------------
SEE "RISK FACTORS" BEGINNING ON PAGE S-4 HEREOF FOR CERTAIN INFORMATION RELEVANT
                 TO AN INVESTMENT IN THE PREFERRED SECURITIES.
                             ---------------------
  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OF ADEQUACY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS TO WHICH IT
       RELATES, ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.
                             ---------------------
THESE SECURITIES ARE NOT SAVINGS ACCOUNTS, DEPOSITS OR OTHER OBLIGATIONS OF ANY BANK OR A NONBANK SUBSIDIARY THEREOF, AND ARE NOT INSURED BY THE FEDERAL DEPOSIT
    INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER OR ANY OTHER
                              GOVERNMENTAL AGENCY.

==================================================================================================================
                                             INITIAL PUBLIC            UNDERWRITING             PROCEEDS TO
                                           OFFERING PRICE(1)         COMPENSATION(2)            TRUST(3)(4)
------------------------------------------------------------------------------------------------------------------
Per Preferred Security.................         $993.13                    (3)                    $993.13
------------------------------------------------------------------------------------------------------------------
Total..................................       $347,595,500                 (3)                  $347,595,500
==================================================================================================================

(1) Plus accrued distributions, if any, from May 15, 1997.
(2) SunTrust Capital Trust and SunTrust have agreed to indemnify the several Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended. See "Underwriting."
(3) In view of the fact that the proceeds of the sale of the Preferred Securities will be invested in the Subordinated Debentures, SunTrust has agreed to pay to the Underwriters as compensation for their arranging the investment therein of such proceeds $8.75 per Preferred Security (or $3,062,500 in the aggregate). See "Underwriting."
(4) Before deducting expenses of the offering payable by SunTrust estimated at $600,000.
                             ---------------------
     The Preferred Securities offered hereby are offered severally by the Underwriters, as specified herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. It is expected that delivery of the Preferred Securities will be made only in book-entry form through the facilities of The Depository Trust Company, on or about May 15, 1997.
                             ---------------------
LEHMAN BROTHERS
                           SALOMON BROTHERS INC
                                                    DONALDSON, LUFKIN & JENRETTE
                                                       SECURITIES CORPORATION
            The date of this Prospectus Supplement is May 12, 1997.

(continued from previous page)

     Holders of the Preferred Securities are entitled to receive cumulative cash distributions at a variable annual rate equal to 3-Month LIBOR (as defined herein) plus .67% (the "Distribution Rate") in respect of the liquidation amount of $1,000 per Preferred Security, accruing from the date of original issuance and payable quarterly in arrears on the 15th day of August, November, February and May of each year, commencing August 15, 1997 ("Distributions"). The Distribution Rate for the initial Distribution Period (as defined herein) will be 6.4825% per annum. So long as SunTrust is not in default in the payment of interest on the Subordinated Debentures, SunTrust has the right to defer payments of interest on the Subordinated Debentures by extending the interest payment period on the Subordinated Debentures at any time, and from time to time, for up to 20 consecutive quarters (each, an "Extension Period"), provided that an Extension Period may not extend beyond the Stated Maturity of the Subordinated Debentures. As a consequence of any Extension Period, Distributions on the Preferred Securities will also be deferred. During such Extension Period, Distributions will continue to accrue with interest thereon (to the extent permitted by applicable law) at the Distribution Rate compounded quarterly, and during any Extension Period, holders of Preferred Securities will be required to include deferred interest income allocable to such holder's Preferred Securities in their gross income for United States federal income tax purposes in advance of receipt of the cash Distributions with respect to such deferred interest payments. There could be multiple Extension Periods of varying lengths throughout the term of the Subordinated Debentures. See "Description of the Subordinated Debentures -- Option to Extend Interest Payment Period", "Risk Factors -- Option to Extend Interest Payment Period" and "United States Federal Income Taxation -- Interest Income and Original Issue Discount."

     The payment of Distributions out of moneys held by SunTrust Capital Trust and payments upon dissolution of SunTrust Capital Trust or the redemption of Preferred Securities, as set forth below, are guaranteed by SunTrust (the "Preferred Securities Guarantee") to the extent described herein and under "Description of the Preferred Securities Guarantees" in the accompanying Prospectus. The Preferred Securities Guarantee covers payments of Distributions and other payments on the Preferred Securities only if and to the extent that SunTrust Capital Trust has funds available therefor, which will not be the case unless SunTrust has made a payment of interest or principal or other payments on the Subordinated Debentures held by SunTrust Capital Trust, which will be its only assets. The Preferred Securities Guarantee, when taken together with SunTrust's obligations under the Subordinated Debentures and the Indenture (as defined herein) and its obligations under the Declaration, including its liabilities to pay costs, expenses, debts and obligations of SunTrust Capital Trust (other than with respect to the payment of principal of, premium, if any, or interest on the Trust Securities), provides a full and unconditional guarantee of amounts due on the Preferred Securities. The Distribution Rate and the distribution payment date and other payment dates for the Preferred Securities will correspond to the interest rate and interest payment date and other payment dates for the Subordinated Debentures, which will be the only assets of the Trust. As a result, if SunTrust does not make principal or interest payments on the Subordinated Debentures, the Trust will not have sufficient funds to make Distributions on the Preferred Securities, in which event the Preferred Securities Guarantee will not apply to such Distributions until the Trust has sufficient funds available therefor. See "Risk
Factors -- Rights Under the Preferred Securities Guarantee." The obligations of SunTrust under the Preferred Securities Guarantee are unsecured and subordinate and junior in right of payment to all present and future Senior Indebtedness of SunTrust (as defined in "Description of the Subordinated Debentures -- Subordination").

     The Subordinated Debentures are unsecured and subordinate and junior in right of payment to all present and future Senior Indebtedness of SunTrust of SunTrust, which aggregated approximately $2.1 billion at March 31, 1997. In addition, because SunTrust is a holding company, the Subordinated Debentures (and the Preferred Securities Guarantee) will be effectively subordinated to all existing and future liabilities of SunTrust's subsidiaries, including depositors, and holders of Subordinated Debentures and the Preferred Securities Guarantee should look only to the assets of the Company for payment on the Subordinated Debentures and the Preferred Securities Guarantee. The Subordinated Debentures purchased by the Trust may be subsequently distributed pro rata to holders of the Trust Securities in connection with the dissolution of the Trust, upon the occurrence of certain events.

     Subject to SunTrust's having received prior approval of the Board of Governors of the Federal Reserve System (the "Federal Reserve Board") if then required under applicable law, rules, guidelines or policies of the Federal Reserve Board, the Subordinated Debentures are redeemable prior to maturity by SunTrust (i) in whole or in part, from time to time, on or after May 15, 2007 or
(ii) in whole, but not in part, at any time within 90 days following the occurrence of a Tax Event or Capital Treatment Event (each as defined herein) or, if the prior approval of the Federal Reserve Board is then required for such redemption, on such later date as promptly as practicable after such approval is obtained, in each case at a redemption price equal to 100% of the principal amount of the Subordinated Debentures so redeemed plus accrued and unpaid interest thereon to the redemption date. If SunTrust redeems Subordinated Debentures, the Trust must redeem Trust Securities on a pro rata basis having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debentures so redeemed at $1,000 per Preferred Security plus accrued and unpaid Distributions thereon to the redemption date (the "Redemption Price"). See "Description of the Preferred Securities -- Mandatory Redemption." The Preferred Securities will be redeemed upon maturity of the Subordinated Debentures.

     SunTrust will have the right at any time to dissolve and liquidate the Trust and, after satisfaction of liabilities to creditors of the Trust as provided by applicable law, cause the Subordinated Debentures to be distributed pro rata to holders of the Trust Securities, subject to SunTrust's having received prior approval of the Federal Reserve Board if then required under applicable law, rules, guidelines or policies of the Federal Reserve Board. See "Description of the Preferred Securities -- Tax Event and Capital Treatment Event Redemption" and "Description of the Subordinated Debentures." In the event of the involuntary or voluntary dissolution, winding up or termination of the Trust, the holders of the Preferred Securities will be entitled to receive for each Preferred Security a liquidation amount of $1,000 plus accrued and unpaid Distributions thereon to the date of payment, unless, in connection with such dissolution, winding up or termination, the Subordinated Debentures are distributed to the holders of the Preferred Securities. See "Description of the Preferred Securities -- Liquidation Distribution Upon Dissolution."

     The Preferred Securities will be represented by one or more global certificates registered in the name of The Depository Trust Company ("DTC") or its nominee. Beneficial interests in the Preferred Securities will be shown on, and transfers thereof will be effected only through, records maintained by DTC and its participants, including depositaries for Morgan Guaranty Trust Company of New York, Brussels Office, as operator of the Euroclear System ("Euroclear"), and CEDEL Bank, societe anonyme ("Cedel"). Except as described herein, Preferred Securities in certificated form will not be issued in exchange for the global certificates. See "Description of the Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company." A portion of the Preferred Securities will be offered by the Underwriters specified herein directly or through their representative selling agents outside the United States. Investors may elect to hold a beneficial interest in Preferred Securities through either DTC (in the United States), Cedel or Euroclear (outside the United States), if they are participants of such systems, or indirectly through organizations that are participants in such systems.

     NO EMPLOYEE BENEFIT OR OTHER PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR SECTION 4975 OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE") (EACH, A "PLAN"), NO ENTITY WHOSE UNDERLYING ASSETS INCLUDE "PLAN ASSETS" BY REASON OF ANY PLAN'S INVESTMENT IN THE ENTITY (A "PLAN ASSET ENTITY"), AND NO PERSON INVESTING "PLAN ASSETS" OF ANY PLAN, MAY ACQUIRE OR HOLD THE PREFERRED SECURITIES OR ANY INTEREST THEREIN, UNLESS SUCH PURCHASER OR HOLDER IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER U.S. DEPARTMENT OF LABOR PROHIBITED TRANSACTION CLASS EXEMPTION ("PTCE") 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE OR HOLDING. ANY PURCHASER OR HOLDER OF THE PREFERRED SECURITIES OR ANY INTEREST THEREIN WILL BE DEEMED TO HAVE REPRESENTED BY ITS PURCHASE AND HOLDING THEREOF THAT IT EITHER (A) IS NOT A PLAN OR A PLAN ASSET ENTITY AND IS NOT PURCHASING SUCH SECURITIES ON BEHALF OF OR WITH "PLAN ASSETS" OF ANY PLAN OR (B) IS ELIGIBLE FOR THE EXEMPTIVE RELIEF AVAILABLE UNDER PTCE 96-23, 95-60, 91-38, 90-1 OR 84-14 WITH RESPECT TO SUCH PURCHASE OR HOLDING.

                                  RISK FACTORS

     Prospective purchasers of Preferred Securities should carefully review the information contained or incorporated by reference in this Prospectus Supplement and in the accompanying Prospectus and should particularly consider the following risk factors. In addition, because holders of Preferred Securities may receive Subordinated Debentures in exchange therefor upon liquidation of the Trust, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Subordinated Debentures and should carefully review all the information regarding the Subordinated Debentures contained herein.

RANKING OF SUBORDINATED OBLIGATIONS UNDER THE PREFERRED SECURITIES GUARANTEE AND SUBORDINATED DEBENTURES

     SunTrust's obligations under the Preferred Securities Guarantee are unsecured and subordinate and junior in right of payment to all present and future Senior Indebtedness of SunTrust. The obligations of SunTrust under the Subordinated Debentures are unsecured and subordinate and junior in right of payment to all present and future Senior Indebtedness of SunTrust. No direct or indirect payment may be made of principal of, premium, if any, or interest on the Subordinated Debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Subordinated Debentures at any time when there is a default in the payment of the principal of, premium, if any, or interest on, or otherwise in respect of any Senior Indebtedness, whether at their Stated Maturity or at a date fixed for prepayment or by declaration or otherwise, unless and until such default shall have been cured or waived or shall have ceased to exist or all Senior Indebtedness shall have been repaid. As of March 31, 1997, Senior Indebtedness of SunTrust aggregated approximately $2.1 billion. Because SunTrust is a holding company, the right of SunTrust to participate in any distribution of assets of any subsidiary upon such subsidiary's liquidation or reorganization or otherwise (and thus the ability of holders of the Preferred Securities to benefit indirectly from such distribution), is subject to the prior claims of creditors of that subsidiary except to the extent that SunTrust may itself be recognized as a creditor of that subsidiary. There are various legal limitations on the extent to which SunTrust's subsidiaries may extend credit, pay dividends or otherwise supply funds to SunTrust or certain of its other subsidiaries. Accordingly, the Subordinated Debentures and Preferred Securities Guarantee will be effectively subordinated to all existing and future liabilities of SunTrust's subsidiaries, including depositors, and holders of Subordinated Debentures and the Preferred Securities Guarantee should look only to the assets of SunTrust for payments on the Subordinated Debentures and the Preferred Securities Guarantee. There are no terms in the Preferred Securities, the Subordinated Debentures or the Preferred Securities Guarantee that limit SunTrust's ability to incur additional indebtedness, including indebtedness that ranks senior to the Subordinated Debentures and the Preferred Securities Guarantee. See "Description of the Preferred Securities Guarantees -- Status of the Preferred Securities Guarantees" and "Description of the Subordinated Debt Securities" in the accompanying Prospectus and "Description of the Subordinated
Debentures -- Subordination" herein.

     The ability of the Trust to pay amounts due on the Preferred Securities depends entirely upon SunTrust's making payments on the Subordinated Debentures as and when required.

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     So long as no Indenture Event of Default (as defined herein) has occurred and is continuing, SunTrust has the right under the Indenture to defer payments of interest on the Subordinated Debentures by extending the interest payment period at any time, and from time to time, for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Subordinated Debentures. As a consequence of any Extension Period, quarterly Distributions on the Preferred Securities will also be deferred by the Trust (and the amount of Distributions to which holders of the Preferred Securities are entitled will accumulate additional Distributions thereon at a variable annual rate equal to 3-Month LIBOR plus .67%, compounded quarterly from the relevant payment date for such Distributions) during any such Extension Period. During any such Extension Period, SunTrust may not, and may not permit any subsidiary of SunTrust to, (i) declare or pay any dividends or distributions on, or prepay, purchase, acquire, or make a liquidation payment with respect to, any of SunTrust's capital stock, (ii) make any payment of principal of, premium, if any, or interest on, or repay, repurchase or redeem any debt securities of SunTrust

(including other Subordinated Debt Securities) that rank pari passu with, or junior in right of payment to, the Subordinated Debentures or (iii) make any guarantee payment with respect to any guarantee by SunTrust of the debt securities of any subsidiary of SunTrust if such guarantee ranks pari passu with, or junior in right of payment to, the Subordinated Debentures (other than (a) dividends, distributions, redemptions, purchases or acquisitions made by SunTrust by way of issuance of its capital stock (or options, warrants or other rights to subscribe therefor), (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Preferred Securities Guarantee or Common Securities Guarantee, (d) the purchase of fractional interests in shares resulting from a reclassification of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (f) purchases of common stock related to the issuance of common stock or rights under any of SunTrust's benefit plans for its directors, officers or employees and (g) obligations under any of SunTrust's dividend reinvestment or stock purchase plans). Prior to the termination of any such Extension Period, SunTrust may further extend the payment of interest provided that such Extension Period may not exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest accrued and unpaid (together with interest thereon at a variable annual rate equal to 3-Month LIBOR plus .67%, compounded quarterly from the interest payment date for such interest, to the extent permitted by applicable law), SunTrust may commence a new Extension Period subject to the foregoing requirements. There is no limitation on the number of times that the Company may elect to begin an Extension Period. The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period of the Subordinated Debentures. See "Description of the Preferred Securities -- Distributions" and "Description of the Subordinated Debentures -- Option to Extend Interest Payment Period."

     Should an Extension Period occur, each holder of Preferred Securities will be required to accrue income (as original issue discount ("OID")) in respect of the deferred stated interest allocable to such holder's Preferred Securities for United States federal income tax purposes, even though no cash is distributed. As a result, each such holder of Preferred Securities will include such income in gross income for United States federal income tax purposes in advance of the receipt of cash attributable thereto and will not receive the cash from SunTrust Capital Trust related to such income if such holder disposes of its Preferred Securities prior to the record date for the date on which Distributions of such amounts are made. SunTrust has no current intention of exercising its right to defer payments of interest by commencing an Extension Period with respect to the Subordinated Debentures. However, should SunTrust elect to exercise such right in the future, the market price of the Preferred Securities is likely to be affected. A holder that disposes of its Preferred Securities during an Extension Period, therefore, might not receive the same return on its investment as a holder that continues to hold its Preferred Securities. In addition, as a result of the existence of SunTrust's right to defer interest payments on the Subordinated Debentures, the market price of the Preferred Securities (which represent beneficial ownership interests in the Subordinated Debentures) may be more volatile than the price of other securities that are not subject to such deferrals. See "Description of the Subordinated Debentures -- Option to Extend Interest Payment Period."

TAX EVENT OR CAPITAL TREATMENT EVENT -- EXCHANGE OF PREFERRED SECURITIES FOR SUBORDINATED DEBENTURES OR REDEMPTION

     Upon the occurrence and continuation of a Tax Event or Capital Treatment Event (whether occurring before or after May 15, 2007), the Company has the right, if certain conditions are met to redeem the Subordinated Debentures in whole (but not in part) within 90 days following the occurrence of such Tax Event or Capital Treatment Event and thereby cause a mandatory redemption of the Preferred Securities. The exercise of such right is subject to the Company's having received prior approval of the Federal Reserve Board if then required under applicable capital guidelines or policies. See "Description of the Subordinated Debentures -- Optional Redemption."

     A "Tax Event" means the receipt by the Trust of an opinion of counsel experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of the Preferred Securities under the Declaration, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Subordinated Debentures, (ii) interest payable by the Company on the Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes or (iii) the Trust is, or will be within 90 days of the date of the opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     See "Risk Factors -- Proposed Tax Legislation" for a discussion of certain legislative proposals that, if adopted, could give rise to a Tax Event, which may cause a redemption of the Preferred Securities prior to May 15, 2007.

     A "Capital Treatment Event" means the reasonable determination by the Company that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of the Preferred Securities under the Declaration, there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the liquidation amount of the Preferred Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve Board, as then in effect and applicable to the Company.

RIGHTS UNDER THE PREFERRED SECURITIES GUARANTEE

     The Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"). The First National Bank of Chicago will act as indenture trustee under the Preferred Securities Guarantee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Preferred Guarantee Trustee"). The Preferred Guarantee Trustee will hold the Preferred Securities Guarantee for the benefit of the holders of the Preferred Securities.

     The Preferred Securities Guarantee guarantees to the holders of the Preferred Securities the payment of (i) any accrued and unpaid Distributions that are required to be paid on the Preferred Securities, but if and only to the extent that the Trust has funds available therefor, (ii) the Redemption Price with respect to Preferred Securities called for redemption by the Trust, but if and only to the extent that the Trust has funds available therefor and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of the Trust (other than in connection with the distribution of Subordinated Debentures to the holders of Preferred Securities or a redemption of all the Preferred Securities upon the Stated Maturity or redemption of the Subordinated Debentures), the lesser of (a) the aggregate of the liquidation amount of the Preferred Securities plus accrued and unpaid Distributions thereon to the date of the payment, but if and only to the extent the Trust has funds available therefor and (b) the amount of assets of the Trust remaining available for distribution to holders of the Preferred Securities upon dissolution and liquidation of the Trust. The holders of a majority in liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under the Preferred Securities Guarantee. Notwithstanding the foregoing, any holder of Preferred Securities may institute a legal proceeding directly against SunTrust to enforce such holder's rights under the Preferred Securities Guarantee without first instituting a legal proceeding against the Trust, the Preferred Guarantee Trustee or any other person or entity. If SunTrust were to default on its obligation to pay amounts payable on the Subordinated Debentures or otherwise, the Trust would lack available funds for the payment of Distributions, the Redemption Price or other amounts payable in respect of the Preferred Securities, and in such event, holders of the Preferred Securities would not be able to rely upon the Preferred Securities Guarantee for payment of such amounts. Instead, holders of the Preferred Securities would rely on the enforcement (x) by the Institutional Trustee (as defined herein) of its rights as registered holder of the Subordinated Debentures against SunTrust pursuant to the terms of the Subordinated Debentures or (y) by such holder of its right against SunTrust to enforce payments on the Subordinated Debentures. See "Description of the Preferred Securities Guarantees" and "Description of the Subordinated Debt Securities" in the accompanying Prospectus. The Declaration provides that each holder of Preferred Securities, by acceptance thereof, agrees to the provisions of the Preferred Securities Guarantee, including the subordination provisions thereof, and the Indenture.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

     If a Declaration Event of Default (as defined herein) occurs and is continuing, then the holders of Preferred Securities would rely on the enforcement by the Institutional Trustee of its rights as a holder of the Subordinated Debentures against SunTrust. In addition, the holders of a majority in liquidation amount of the Preferred Securities will have the right to direct the time, method, and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Subordinated Debentures. If the Institutional Trustee fails to enforce its rights under the Subordinated Debentures, a holder of Preferred Securities may institute a legal proceeding against SunTrust to enforce the Institutional Trustee's rights under the Subordinated Debentures without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of SunTrust to pay interest or principal on the Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may directly institute a proceeding for enforcement of direct payment to such holder of the principal of, or interest on, the Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities held by such holder (a "Direct Action") on or after the respective due date specified in the Subordinated Debentures. In connection with such Direct Action, SunTrust will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by SunTrust to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debentures. See "Description of the Preferred Securities -- Declaration Events of Default."

PROPOSED TAX LEGISLATION

     On February 6, 1997, the revenue portion of President Clinton's 1998 budget proposal (the "Budget Proposal") was released. If enacted, the Budget Proposal would generally deny deductions for interest or OID on an instrument issued by a corporation that has a maximum weighted average maturity of more than 40 years. The Budget Proposal also generally would deny deductions for interest or OID on an instrument issued by a corporation that has a maximum term of more than 15 years and that is not shown as indebtedness on the separate balance sheet of the issuer filed with the United States Securities and Exchange Commission (the "SEC"). For purposes of the preceding sentence, in the case of an instrument with a maximum term of more than 15 years issued to a related party (other than a corporation) that is eliminated in the consolidated balance sheet that includes the issuer and the holder, the issuer will be treated as having characterized the instrument as equity if the holder or some other related party issues a related instrument that is not shown as indebtedness on the consolidated balance sheet filed with the SEC. The above described provisions of the Budget Proposal are proposed to be effective generally for instruments issued on or after the date of first Congressional committee action on the Budget Proposal. Since the Subordinated Debentures cannot have a term exceeding 40 years, the first of the above described budget proposals would be inapplicable. Furthermore, since SunTrust intends to report the Preferred Securities as indebtedness on its consolidated balance sheet filed with the SEC, the Budget Proposal as currently drafted would not appear to apply to the Subordinated Debentures. Additionally, the Budget Proposal would not apply to the Subordinated Debentures if they are issued prior to the date of the first Congressional committee action on the Budget Proposal. There can be no assurance, however, that similar legislation which would apply to the Subordinated Debentures will not be enacted, and such legislation could be retroactive in effect. If any such legislation were enacted, the Company would be unable to deduct interest on the Subordinated Debentures. Such a change could give rise to a Tax Event, which would permit the Company to cause a redemption of the Preferred Securities before May 15, 2007. See "Description of the Preferred

Securities -- Tax Event and Capital Treatment Event Redemption," "-- Mandatory Redemption" and "Description of the Subordinated Debentures -- Optional Redemption."

REDEMPTION OR DISTRIBUTION OF THE SUBORDINATED DEBENTURES

     SunTrust will have the right at any time to dissolve the Trust and, after satisfaction of liabilities to creditors of the Trust as required by law, cause the Subordinated Debentures to be distributed to the holders of Trust Securities in exchange therefor upon liquidation of the Trust. Furthermore, SunTrust has the right to redeem the Subordinated Debentures (i) in whole or in part, from time to time, on or after May 15, 2007 or (ii) in whole, but not in part, at any time within 90 days following the occurrence of a Tax Event or Capital Treatment Event. The exercise of such rights is subject to SunTrust's having received prior approval of the Federal Reserve Board if then required under applicable law, rules, capital guidelines or policies. See "Description of the Subordinated Debentures -- Optional Redemption" and "Description of the Preferred
Securities -- Tax Event and Capital Treatment Event Redemption."

     Under current United States federal income tax law and interpretations thereof and assuming, as expected, that the Trust is classified as a grantor trust for such purposes, a distribution of Subordinated Debentures upon a dissolution of the Trust should not be a taxable event to holders of the Preferred Securities. Upon occurrence of a Tax Event or a Capital Treatment Event, however, a dissolution of the Trust in which holders of the Preferred Securities receive cash could be a taxable event to the Trust and such holders. See "United States Federal Income Taxation -- Receipt of Subordinated Debentures or Cash Upon Liquidation of the Trust."

     There can be no assurance as to the market prices for the Preferred Securities or the Subordinated Debentures that may be distributed in exchange for Preferred Securities upon a dissolution of the Trust. Accordingly, the Preferred Securities that an investor may purchase, whether pursuant to the offer made hereby or in the secondary market, or the Subordinated Debentures that a holder of Preferred Securities may receive upon a dissolution of the Trust, may trade at a discount to the price that the investor paid to purchase the Preferred Securities offered hereby. Because holders of Preferred Securities may receive Subordinated Debentures, prospective purchasers of Preferred Securities are also making an investment decision with regard to the Subordinated Debentures and should carefully review all the information regarding the Subordinated Debentures contained herein and in the accompanying Prospectus. See "Description of the Subordinated Debentures."

POTENTIAL MARKET VOLATILITY DURING EXTENSION PERIOD

     As described above, the Company has the right to extend an interest payment period on the Subordinated Debentures from time to time for a period not exceeding 20 consecutive quarterly periods. If the Company elects to begin an Extension Period, or if the Company thereafter extends an Extension Period or prepays interest accrued during an Extension Period as described above, the market price of the Preferred Securities is likely to be affected. In addition, as a result of such right to defer interest on the Subordinated Debentures, the market price of the Preferred Securities (which represent beneficial ownership interests in the Subordinated Debentures) may be more volatile than other securities that are not subject to optional deferrals. A holder that disposes of its Preferred Securities during an Extension Period, therefore, may not receive the same return on its investment as a holder that continues to hold its Preferred Securities. See "Description of the Subordinated Debentures -- Option to Extend Interest Payment Period."

CONSEQUENCES OF HIGHLY LEVERAGED TRANSACTION

     The Indenture does not contain provisions that afford holders of the Subordinated Debentures protection in the event of a highly leveraged transaction, including a change of control, or other similar transactions involving SunTrust that may adversely affect such holders. See "Description of the Subordinated Debentures -- General."

LIMITED VOTING RIGHTS

     Holders of Preferred Securities will have limited voting rights and will not be entitled to vote to appoint, remove or replace, or to increase or decrease the number of, Trust Trustees (as defined herein), which voting rights are vested exclusively in the holder of the Common Securities. The Institutional Trustee, the Regular

Trustees (all as defined herein) and SunTrust may amend the Declaration without the consent of the holders of the Preferred Securities to ensure that the Trust will be classified for United States federal income tax purposes as a grantor trust unless such action materially and adversely affects the interests of such holders. See "Description of the Preferred Securities -- Voting Rights."

TRADING CHARACTERISTICS OF THE PREFERRED SECURITIES

     The Company does not intend to have the Preferred Securities listed on The New York Stock Exchange or any other securities exchange. See "United States Federal Income Taxation -- Interest Income and Original Issue Discount" and
"-- Sales of Preferred Securities" for a discussion of the United States federal income tax consequences that may result from a taxable disposition of the Preferred Securities.

ABSENCE OF PRIOR PUBLIC MARKET

     Prior to this offering, there has been no public market for the Preferred Securities. There can be no assurance that an active trading market will develop for the Preferred Securities or that, if such market develops, the market price will equal or exceed the public offering price set forth on the cover page of this Prospectus Supplement. The public offering price for the Preferred Securities has been determined through negotiations between the Company and the Underwriters. Prices for the Preferred Securities will be determined in the marketplace and may be influenced by many factors, including the liquidity of the market for the Preferred Securities, investor perceptions of the Company and general industry and economic conditions.

TRADING PRICE

     The Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest (or OID if the Subordinated Debentures are treated as having been issued, or re-issued, with OID) with respect to the underlying Subordinated Debentures. A holder that disposes of its Preferred Securities between record dates for payments of Distributions thereon will be required to include as ordinary income either OID (if applicable) or accrued but unpaid interest on the Subordinated Debentures through the date of disposition. To the extent the amount realized is less than the holder's adjusted tax basis, a holder generally will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes. See "United States Federal Income Taxation -- Sales of Preferred Securities."

                                    SUNTRUST

GENERAL

     The Company is a regional bank holding company which, through its subsidiary banks (the "Subsidiary Banks"), conducts a broad range of commercial banking activities, including accepting demand, time and saving deposits, making secured and unsecured business and consumer loans and leases, extending commercial lines of credit, issuing and servicing credit cards and certain other types of revolving credit accounts, providing commercial factoring services, cash management services, investment counseling, safe deposit services, personal and corporate trust and other fiduciary services and engaging in leasing, mortgage banking, correspondent banking, international banking, investment banking, trading in U.S. government securities and municipal bonds and underwriting certain types of general obligation municipal bonds.

     Under the longstanding policy of the Federal Reserve Board, a bank holding company is expected to act as a source of financial strength for its subsidiary banks and to commit resources to support such banks. As a result of this policy, the Company may be required to commit resources to the Subsidiary Banks in circumstances where it might not otherwise do so.

     Because the Company is a holding company, its rights and the rights of its creditors, including the holders of the Subordinated Debentures and the Preferred Securities Guarantee, to participate in the distribution and payment of assets of any subsidiary upon the subsidiary's liquidation or recapitalization would be subject to the prior claims of such subsidiary's creditors except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary.

     The Company's principal executive offices are located at 303 Peachtree Street, N.E., Atlanta, Georgia 30308, and its telephone number is 404-588-7711.

CONSOLIDATED RATIOS OF EARNINGS TO FIXED CHARGES

     The following table sets forth the consolidated ratio of earnings to fixed charges of the Company. The consolidated ratio of earnings to fixed charges has been computed by dividing (i) net income plus all applicable income taxes plus fixed charges by (ii) fixed charges. Fixed charges represent interest expense (ratios are presented both including and excluding interest on deposits), and the portion of net rental expense, which is deemed to be equivalent to interest on long-term debt. Interest expense (other than on deposits) includes interest on long-term debt, federal funds purchased and securities sold under agreements to repurchase, mortgages, commercial paper and other funds borrowed.

                                                THREE MONTHS
                                                    ENDED
                                                  MARCH 31,            YEAR ENDED DECEMBER 31,
                                                -------------   -------------------------------------
                                                1997    1996    1996    1995    1994    1993    1992
                                                -----   -----   -----   -----   -----   -----   -----
Including interest on deposits................  1.61x   1.58x   1.61x   1.61x   1.83x   1.87x   1.58x
Excluding interest on deposits................  2.95x   3.27x   3.30x   3.20x   4.24x   5.07x   4.70x

                       CERTAIN REGULATORY CONSIDERATIONS

     The following discussion sets forth certain of the elements of the comprehensive regulatory framework applicable to bank holding companies and banks and provides certain specific information relevant to the Company and its subsidiaries. Federal and state regulation of financial institutions such as the Company and the Subsidiary Banks is intended primarily for the protection of depositors and the Federal deposit insurance funds rather than shareholders or other creditors.

GENERAL

     As a bank holding company, the Company is subject to the regulation and supervision of the Federal Reserve Board. The Company's Subsidiary Banks are subject to regulation, supervision and examination by applicable state and federal banking agencies, including the Federal Reserve Board, the Office of the Comptroller of the Currency (the "Comptroller") and the Federal Deposit Insurance Corporation (the "FDIC").

     The federal banking agencies have broad enforcement powers over depository institutions, including the power to terminate deposit insurance, to impose substantial fines and other civil and criminal penalties, and to appoint a conservator or receiver if any of a number of conditions are met. The federal banking agencies also have broad enforcement powers over bank holding companies, including the power to impose substantial fines and other civil and criminal penalties.

     Almost every aspect of the operations and financial condition of the Subsidiary Banks is subject to extensive regulation and supervision and to various requirements and restrictions under federal and state law, including requirements governing capital adequacy, liquidity, earnings, dividends, reserves against deposits, management practices, branching, loans, investments, and the provision of services. Various consumer protection laws and regulations also affect the operations of the Subsidiary Banks. The activities and operations of the Company are also subject to extensive federal supervision and regulation, which, among other things, limit non-banking activities, impose minimum capital requirements and require approval to acquire more than 5% of any class of voting shares or substantially all of the assets of a bank or other company. In addition to the impact of regulation, banks and bank holding companies may be significantly affected by legislation, which can change banking statutes in substantial and unpredictable ways, and by the actions of the Federal Reserve Board as it attempts to control the money supply and credit availability in order to influence the economy.

PAYMENT OF DIVIDENDS AND OTHER RESTRICTIONS

     The Company is a legal entity separate and distinct from its subsidiaries, including the Subsidiary Banks. There are various legal and regulatory limitations under federal and state law on the extent to which the Company's subsidiaries, including its bank and bank holding company subsidiaries, can finance or otherwise supply funds to the Company.

     The principal source of the Company's cash revenues is dividends from its subsidiaries and there are certain limitations under federal, Georgia, Florida, Tennessee and Alabama law on the payment of dividends by such subsidiaries. The prior approval of the Federal Reserve Board or the Comptroller, as the case may be, is required if the total of all dividends declared by any state member bank of the Federal Reserve System or any national banking association in any calendar year exceeds the bank's net profits (as defined) for that year combined with its retained net profits for the preceding two calendar years, less any required transfers to surplus or a fund for the retirement of any preferred stock. In addition, a dividend may not be paid if a bank's losses equal or exceed its net profits, and a dividend may not be paid in excess of a bank's net profits after deduction of losses and bad debts in excess of the allowance for loan and lease losses. The relevant federal and state regulatory agencies also have authority to prohibit a state member bank or bank holding company, which would include SunTrust Banks of Florida, Inc. ("STB of Florida"), SunTrust Banks of Georgia, Inc. ("STB of Georgia") and SunTrust Banks of Tennessee, Inc. ("STB of Tennessee"), or a national banking association from engaging in what, in the opinion of such regulatory body, constitutes an unsafe or unsound practice in conducting its business. The payment of dividends could, depending upon the financial condition of the subsidiary, be deemed to constitute such an unsafe or unsound practice.

     Under Georgia law (which would apply to any payment of dividends by the Company's largest subsidiary, SunTrust Bank, Atlanta, to STB of Georgia) the prior approval of the Georgia Commissioner of Banking and Finance is required before any cash dividends may be paid by a state bank if: (i) total classified assets at the most recent examination of such bank exceed 80% of the equity capital (as defined, which includes the reserve for loan losses) of such bank;
(ii) the aggregate amount of dividends declared or anticipated to be declared in the calendar year exceeds 50% of the net profits (as defined) for the previous calendar year; or (iii) the ratio of equity capital to adjusted total assets is less than 6%.

     Retained earnings of the Company's banking subsidiaries available for payment of cash dividends under all applicable regulations without obtaining governmental approval were approximately $413.3 million as of March 31, 1997.

     In addition, the Subsidiary Banks and their subsidiaries are subject to limitations under Sections 23A and 23B of the Federal Reserve Act with respect to extensions of credit to, investments in, and certain other transactions with, the Company and its other subsidiaries. Furthermore, such loans and extensions of credit, as well as certain other transactions, are also subject to various collateral requirements.

CAPITAL ADEQUACY

     The federal bank regulatory agencies have adopted minimum risk-based and leverage capital guidelines for United States banking organizations. The minimum required risk-based capital ratio of qualifying total capital to risk-weighted assets (including certain off-balance-sheet items, such as standby letters of credit) is 8%, of which 4% must consist of Tier 1 capital. As of March 31, 1997, the Company's total risk-based capital ratio was 10.15%, including 6.84% of Tier 1 capital. The minimum required leverage capital ratio (Tier 1 capital to average total assets) is 3% for banking organizations that meet certain specified standards, including the standard that they have the highest regulatory rating. As of March 31, 1997, the Company's leverage capital ratio was 5.89%. Higher risk-based and leverage ratios may apply to banking organizations under certain circumstances.

     Failure to meet capital guidelines can subject a banking organization to a variety of enforcement remedies, including additional substantial restrictions on its operations and activities, termination of deposit insurance by the FDIC, and under certain conditions the appointment of a receiver or conservator.

     Federal banking regulations establish five capital categories for depository institutions ("well capitalized," "adequately capitalized," "undercapitalized," "significantly undercapitalized" and "critically undercapitalized") and impose significant restrictions on the operations of an institution that is not at least adequately capitalized. Under certain circumstances, an institution may be downgraded to a category lower than that warranted by its capital levels and subjected to the supervisory restrictions applicable to institutions in the lower capital category. A depository institution is generally prohibited from making capital distributions (including paying dividends) or paying management fees to a holding company if the institution would thereafter be undercapitalized. Adequately capitalized institutions may accept brokered deposits only with a waiver from the FDIC and are subject to restrictions on the interest rates that can be paid on such deposits. Undercapitalized institutions may not accept, renew, or roll over brokered deposits.

     An undercapitalized depository institution is also subject to restrictions in a number of areas, including asset growth, acquisitions, branching, new lines of business, and borrowing from the Federal Reserve System. In addition, an undercapitalized depository institution is required to submit a capital restoration plan. A depository institution's holding company must guarantee the capital plan up to an amount equal to the lesser of 5% of the depository institution's assets at the time it becomes undercapitalized or the amount needed to restore the capital of the institution to the levels required for the institution to be classified as adequately capitalized at the time the institution fails to comply with the plan; and any such guarantee would be entitled to a priority of payment in bankruptcy. A depository institution is treated as if it is significantly undercapitalized if it fails to submit a capital plan that is based on realistic assumptions and likely to succeed in restoring the depository institution's capital.

     Significantly undercapitalized depository institutions may be subject to a number of additional significant requirements and restrictions, including requirements to sell sufficient voting stock to become adequately capitalized, to replace or improve management, to reduce total assets, to cease acceptance of correspondent bank deposits, to restrict senior executive compensation and to limit transactions with affiliates. Critically undercapitalized depository institutions are further subject to restrictions on paying principal or interest on subordinated debt, making investments, expanding, acquiring or selling assets, extending credit for highly leveraged transactions, paying excessive compensation, amending their charters or bylaws and making any material changes in accounting methods. In general, a receiver or conservator must be appointed for a depository institution within 90 days after the institution is deemed to be critically undercapitalized.

SUPPORT OF SUBSIDIARY BANKS

     Under Federal Reserve Board policy, the Company is expected to act as a source of financial strength to, and to commit resources to support, each of the Subsidiary Banks. This support may be required at times when, absent such Federal Reserve Board policy, the Company may not be inclined to provide it. In the event of a bank holding company's bankruptcy, any commitment by the bank holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank will be assumed by the bankruptcy trustee and entitled to a priority of payment.

     A depository institution insured by the FDIC can be held liable for any loss incurred by, or reasonably expected to be incurred by, the FDIC in connection with the default of a commonly controlled FDIC-insured depository institution or any assistance provided by the FDIC to any commonly controlled FDIC-insured depository institution "in danger of default". "Default" is defined generally as the appointment of a conservator or receiver and "in danger of default" is defined generally as the existence of certain conditions indicating that a default is likely to occur in the absence of regulatory assistance. Liability for the losses of commonly controlled depository institutions can lead to the failure of some or all depository institutions in a holding company structure, if the remaining institutions are unable to pay the liability assessed by the FDIC. Any obligation or liability owed by a subsidiary bank to its parent company or to an affiliate of the subsidiary bank is subordinate to the subsidiary bank's cross-guarantee liability for losses of commonly controlled depository institutions.

FDIC INSURANCE ASSESSMENTS

     Effective January 1, 1996, the FDIC amended its regulations on insurance assessments to establish a new assessment rate schedule of $.00 to $.27 per $100 of deposits (subject to a minimum assessment of $2,000 per institution per year) in replacement of the previous schedule of $.04 to $.31 per $100 of deposits for institutions whose deposits are subject to assessment by the Bank Insurance Fund ("BIF"). The FDIC has maintained an assessment rate schedule of $.23 to $.31 per $100 of deposits for the institutions whose deposits are subject to assessment by the Savings Association Insurance Fund ("SAIF"). Legislation has been proposed from time to time, which, among other things, would reduce the SAIF assessment rate schedule, impose a one-time special assessment charge on SAIF deposits and, possibly, result in higher insurance premiums for BIF-assessed deposits. The amount of any assessment or rate reduction will depend on enactment of final legislation. The Company cannot predict whether any such legislation will be enacted or the form of any final legislation. As of March 31, 1997, the Company had $2.1 billion of deposits resulting from thrift acquisitions that are insured through SAIF.

INTERSTATE BANKING AND BRANCHING LEGISLATION

     The Bank Holding Company Act previously prohibited the Federal Reserve Board from approving an application from a bank holding company to acquire shares of a bank located outside the state in which the operations of the holding company's banking subsidiaries were principally conducted, unless such an acquisition was specifically authorized by statute in the state in which the bank whose shares were to be acquired was located. This restriction on interstate acquisitions was abolished effective September 29, 1995, and bank holding companies from any state now may acquire banks located in any other state, subject to certain conditions, including nationwide and state-imposed concentration limits. Banks also will be able to branch across state lines by acquisition, merger or de novo, effective June 1, 1997 (unless state law would permit such interstate branching at an earlier date or would prohibit interstate branching entirely), provided certain conditions are met, including the condition that applicable state law must expressly permit interstate de novo branching and branch acquisitions.

                             SUNTRUST CAPITAL TRUST

     SunTrust Capital Trust is a statutory business trust formed under Delaware law pursuant to (i) a declaration of trust, originally dated as of April 16, 1997 and executed by SunTrust, as sponsor (the "Sponsor"), and the trustees of SunTrust Capital Trust (the "Trust Trustees") and (ii) the filing of a certificate of trust with the Secretary of State of the State of Delaware on April 16, 1997. Such declaration will be amended and restated in its entirety (as so amended and restated, the "Declaration") substantially in the form filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. The Declaration will be qualified as an indenture under the Trust Indenture Act. Upon issuance of the Preferred Securities, the purchasers thereof will own all of the Preferred Securities. See "Description of the Preferred

Securities -- Book-Entry Only Issuance -- The Depository Trust Company." SunTrust will directly or indirectly acquire Common Securities in an aggregate liquidation amount equal to at least 3% of the total capital of SunTrust Capital Trust. SunTrust Capital Trust exists for the exclusive purposes of (x) issuing the Trust Securities representing undivided beneficial ownership interests in the assets of the Trust, (y) investing the gross proceeds of the Trust Securities in the Subordinated Debentures and (z) engaging in only those other activities necessary or incidental thereto.

     Pursuant to the Declaration, the number of SunTrust Capital Trustees will initially be five. Three of the SunTrust Trustees (the "Regular Trustees") will be persons who are employees or officers of, or who are affiliated with, SunTrust. The fourth trustee will be a financial institution that is unaffiliated with SunTrust, which trustee will serve as institutional trustee under the Declaration and as indenture trustee for the purposes of compliance with the provisions of the Trust Indenture Act (the "Institutional Trustee"). Initially, The First National Bank of Chicago ("First Chicago") will be the Institutional Trustee until removed or replaced by the holder of the Common Securities as permitted in the Declaration. For the purpose of compliance with the Trust Indenture Act, First Chicago will also act as Preferred Guarantee Trustee under the Preferred Securities Guarantee and as Debt Trustee (as defined herein) under the Indenture. The fifth trustee will be an entity that maintains its principal place of business in the state of Delaware (the "Delaware Trustee"). First Chicago Delaware Inc. ("First Chicago Delaware") will act as Delaware Trustee. See "Description of the Preferred Securities Guarantees" in the accompanying Prospectus and "Description of the Preferred
Securities -- Voting Rights" herein.

     The Institutional Trustee will hold title to the Subordinated Debentures for the benefit of the holders of the Trust Securities and will have the power to exercise all rights, powers and privileges under the Indenture as the holder of the Subordinated Debentures. In addition, the Institutional Trustee will maintain exclusive control of a segregated non-interest bearing bank account (the "Property Account") to hold all payments made in respect of the Subordinated Debentures for the benefit of the holders of the Trust Securities. The Property Account may be held at the Institutional Trustee or any Paying Agent of the Institutional Trustee. The Institutional Trustee will make payments of Distributions and payments on liquidation, redemption and otherwise to the holders of the Trust Securities out of funds from the Property Account. The Preferred Guarantee Trustee will hold the Preferred Securities Guarantee for the benefit of the holders of the Preferred Securities. SunTrust, as the direct or indirect holder of all the Common Securities, will have the right to appoint, remove or replace any Trust Trustee and to increase or decrease the number of Trust Trustees. SunTrust will pay all fees and expenses related to SunTrust Capital Trust and the offering of the Trust Securities. See "Description of the Subordinated Debentures -- Miscellaneous."

     It is anticipated that the Trust will not be subject to the reporting requirements under the Securities Exchange Act of 1934, as amended (the "Exchange Act").

     SunTrust Capital Trust's principal executive offices are located at 303 Peachtree Street, N.E., Atlanta, Georgia 30308, and its telephone number is 404-558-7711.

                                 CAPITALIZATION

     The following table sets forth the capitalization of SunTrust at March 31, 1997 on an actual basis and as adjusted to give effect to the sale of the Preferred Securities and the application of the proceeds therefrom. See "Use of Proceeds." The following table should be read in conjunction with SunTrust's consolidated financial statements and notes thereto incorporated by reference herein.

                                                                  MARCH 31, 1997
                                                              ----------------------
                                                               ACTUAL    AS ADJUSTED
                                                              --------   -----------
                                                              (DOLLARS IN MILLIONS)
Long-term debt(1)...........................................  $1,149.9    $1,510.8

Shareholders' Equity
  Preferred stock, no par value.............................        --          --
  Common stock, par value $1.00 per share...................     225.6       225.6
  Capital surplus...........................................     302.7       302.7
  Retained earnings.........................................   3,085.5     3,085.5
  Fair value adjustment on investment securities............   1,667.9     1,667.9
  Deferred compensation.....................................     (46.1)      (46.1)
  Accumulated translation adjustment........................        --          --
  Treasury stock............................................    (419.8)     (419.8)
                                                              --------    --------
     Total shareholders' equity.............................   4,815.8     4,815.8
                                                              --------    --------
          Total.............................................  $5,965.7    $6,326.6
                                                              ========    ========

---------------

(1) Includes approximately $360.9 million aggregate principal amount of Subordinated Debentures issued by SunTrust to the Trust. SunTrust owns all of the Common Securities of the Trust.

                                USE OF PROCEEDS

     The Trust will use all proceeds received from the sale of the Preferred Securities to purchase Subordinated Debentures from SunTrust. SunTrust intends to use the net proceeds from the sale of the Subordinated Debentures for general corporate purposes, which may include the reduction of short-term indebtedness, including commercial paper, repayment of long-term indebtedness, purchase of equity securities (including purchases by the Company of its common stock pursuant to its ongoing stock purchase program), investments at the holding company level, investments in, or extensions of credit to, its banking and other subsidiaries and other banks and companies engaged in other financial service activities, possible acquisitions and the purchase of trust-originated capital securities.

     The Company is required by the Federal Reserve Board to maintain certain levels of capital for bank regulatory purposes. On October 21, 1996, the Federal Reserve Board announced that cumulative preferred securities having the characteristics of the Preferred Securities could be included as Tier 1 Capital for bank holding companies. Such Tier 1 Capital treatment, together with SunTrust's ability to deduct, for federal income tax purposes, interest payable on the Subordinated Debentures, will provide SunTrust with a more cost-effective means of obtaining capital for bank regulatory purposes than other Tier 1 Capital alternatives currently available to it.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     The Preferred Securities will be issued pursuant to the terms of the Declaration. The Declaration will be qualified as an indenture under the Trust Indenture Act. The Institutional Trustee will act as indenture trustee for the Preferred Securities under the Declaration for the purpose of compliance with the Trust Indenture Act. The terms of the Preferred Securities will include those stated in the Declaration and those made part of the Declaration by the Trust Indenture Act. The following description of the Preferred Securities supplements, and to the extent inconsistent therewith, replaces, the description of the general terms and provisions of the Preferred Securities set forth in the accompanying Prospectus. The following description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Declaration, a copy of the form of which is filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part, and to the Trust Act and the Trust Indenture Act.

GENERAL

     The Declaration authorizes the Regular Trustees to issue on behalf of the Trust the Trust Securities, which represent undivided beneficial ownership interests in the assets of the Trust. All of the Common Securities will be owned, directly or indirectly, by SunTrust. The Common Securities rank pari passu, and payments will be made thereon on a pro rata basis, with the Preferred Securities, except that upon the occurrence and during the continuance of a Declaration Event of Default, the rights of the holders of the Common Securities to receive payment of periodic distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. The Declaration does not permit the issuance by the Trust of any securities other than the Trust Securities or the incurrence of any indebtedness by the Trust. Pursuant to the Declaration, the Institutional Trustee will own the Subordinated Debentures purchased by the Trust for the benefit of the holders of the Trust Securities. The Preferred Securities Guarantee will be held by First Chicago, the Preferred Guarantee Trustee, for the benefit of the holders of the Preferred Securities. The Preferred Securities Guarantee does not cover payment of Distributions when the Trust does not have sufficient available funds to pay such Distributions. In such event, the remedy of a holder of Preferred Securities is to vote to direct the Institutional Trustee to enforce the Institutional Trustee's rights under the Subordinated Debentures, except in the limited circumstances in which the holder may take Direct Action. See "-- Declaration Events of Default" and "-- Voting Rights."

DISTRIBUTIONS

     Each Preferred Security will be entitled to Distributions at the Distribution Rate in respect of the liquidation amount of $1,000 per Preferred Security. Distributions on the Preferred Securities will be cumulative, will accrue from May 15, 1997 and, except as otherwise described below, will be payable quarterly in arrears on the 15th day of August, November, February and May of each year, commencing August 15, 1997, when, as and if available for payment. Distributions in arrears for more than one quarter will bear interest thereon at the Distribution Rate, compounded quarterly. The Distribution Rate for the initial Distribution Period will be 6.4825% per annum.

     Distributions on the Preferred Securities must be paid on the dates payable to the extent that the Trust has funds available for the payment of such Distributions in the Property Account. The Trust's funds available to pay Distributions to the holders of the Preferred Securities will be limited to payments received from SunTrust on the Subordinated Debentures. See "Description of the Subordinated Debentures." The payment of Distributions out of moneys held by the Trust and payments upon redemption of the Preferred Securities or liquidation of the Trust are guaranteed by SunTrust as and to the extent described under "Description of the Preferred Securities Guarantees" in the accompanying Prospectus.

     Distributions on the Preferred Securities will be payable to the holders thereof as they appear on the books and records of the Trust on the relevant record dates, which, as long as the Preferred Securities remain in book-entry only form, will be one Business Day (as defined below) prior to the relevant payment dates. Such Distributions will be paid through the Institutional Trustee, which will hold amounts received in respect of the Subordinated Debentures in the Property Account for the benefit of the holders of the Preferred Securities. The Property Account may be held at the Institutional Trustee or any Paying Agent of the Institutional Trustee. Subject to any applicable laws and regulations and the provisions of the Declaration, each such payment will be made as described under "-- Book-Entry Only Issuance -- The Depository Trust Company" below. In the event that the Preferred Securities do not continue to remain in book-entry form, the record dates for payment of Distributions will be August 1, November 1, February 1 and May 1, as applicable. In the event that any date on which Distributions are payable is not a Business Day, then payment of the Distributions payable on such date will be made on the next succeeding day that is a Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such payment date (the date on which Distributions are actually payable, a "Distribution Date"). The period beginning on, and including, the date of original issuance of the Preferred Securities, and ending on, but excluding, the first Distribution Date, and each successive period beginning on, and including, a Distribution Date, and ending on, but excluding, the next succeeding Distribution Date is herein called a "Distribution Period." A "Business Day" shall mean any day other than (a) a day on which banking institutions in New York, New York or Chicago, Illinois are authorized or required by law or executive order to remain closed or (b) a day on which the Corporate Trust Office of the Debt Trustee is closed for business.

  Determination of 3-Month LIBOR

     The Distribution Rate in respect of the Preferred Securities will be a floating rate per annum determined by reference to 3-Month LIBOR, determined as described below, plus a margin of .67%. "3-Month LIBOR" means the London interbank offered rate for three-month, U.S. dollar deposits and, with respect to any Distribution Period, will be calculated by The First National Bank of Chicago, as calculation agent (the "Calculation Agent"), as follows:

          (a) On the second Market Day (as defined below) preceding the commencement of such Distribution Period (each, a "Determination Date"), 3-Month LIBOR will be determined on the basis of the offered rate for deposits of not less than U.S. $1,000,000 for a period of three months (the "Index Maturity"), commencing on the second Market Day immediately preceding the commencement of such Distribution Period, which appears on the display designated as Page 3750 on the Dow Jones Telerate Service (or such other pages as may replace Page 3750 on that service for the purpose of displaying London interbank offered rates of major banks) ("Telerate Page 3750") as of 11:00 a.m., London time on said Determination Date. If no such offered rate appears, 3-Month LIBOR with respect to such Distribution Period will be determined as described in (b) below.

          (b) With respect to a Determination Date on which no such offered rate appears on Telerate Page 3750 as described in (a) above, 3-Month LIBOR shall be the arithmetic mean, expressed as a percentage, of the offered rates (unless by its terms such display provides for only a single rate, in which case a single rate shall be used) for deposits in U.S. dollars for the Index Maturity that appears on the display designated as

     "LIBO" on the Reuters Monitor Money Market Rates Service (or such other page as may replace the LIBO page on that service for the purpose of displaying London interbank offered rates of major banks) ("Reuters Screen LIBO Page") as of 11:00 a.m., London time, on such date. If, in turn, at least two such rates are not displayed on the Reuters Screen LIBO Page at such time (unless, as aforesaid, only a single rate is required), the Calculation Agent will obtain from each of four reference banks in London selected by the Calculation Agent ("Reference Banks") such bank's offered quotation (expressed as a percentage per annum) as of approximately 11:00 a.m., London time, on such date for deposits in U.S. dollars to prime banks in the London interbank market for the Index Maturity. If two or more such quotations are provided as requested, then 3-Month LIBOR for such date shall be the arithmetic average of such quotations. If, in turn, fewer than two such quotations are provided as requested, then 3-Month LIBOR for such date will be obtained from the preceding Market Day for which the Reuters Screen LIBO Page displayed a rate for the Index Maturity.

          (c) If on any Determination Date, the Calculation Agent is required but unable to determine 3-Month LIBOR in the manner provided in paragraphs
     (a) and (b) above, 3-Month LIBOR for such Distribution Period shall be 3-Month LIBOR as determined on the previous Determination Date.

     The term "Market Day" means any Business Day on which commercial banks and foreign exchange markets are open for business (including dealings in foreign exchange and foreign currency deposits) in New York and London.

     The Distribution Rate for any Distribution Period will at no time be higher than the maximum rate then permitted by New York law as the same may be modified by United States law.

     All percentages resulting from any calculations referred to in this Prospectus Supplement will be rounded, if necessary, to the nearest multiple of 1/100 of 1% and all U.S. dollar amounts used in or resulting from such calculations will be rounded to the nearest cent (with one-half cent or more being rounded upwards).

  Determination of Distribution Rate and Calculation of Distribution Amount

     The Calculation Agent shall, as soon as practicable after 11:00 a.m., London time, on each Determination Date, determine the Distribution Rate and inform the Debt Trustee, the Institutional Trustee and the Paying Agent. Unless otherwise provided by the Institutional Trustee, the Paying Agent will calculate the amount of Distributions payable in respect of the following Distribution Period (the "Distribution Amount"). The Distribution Amount shall be calculated by applying the Distribution Rate to the liquidation amount of each Preferred Security outstanding at the commencement of the Distribution Period, multiplying each such liquidation amount by the actual number of days in the Distribution Period concerned (which actual number of days shall include the first day but exclude the last day of such Distribution Period) divided by 360 and rounding the resulting figure to the nearest cent (with one-half cent or more being rounded upwards). The determination of the Distribution Rate by the Calculation Agent and the Distribution Amount by the Paying Agent will (in the absence of willful default, bad faith or manifest error) be final, conclusive and binding on all concerned. None of the Debt Trustee, the Institutional Trustee, the Paying Agent, the Calculation Agent, the Trust or the Company (or any of their respective officers, directors, agents, beneficiaries, employees or affiliates) shall have any liability to any person for (i) the selection of any Reference Bank or (ii) any inability to retain major banks in the London interbank market, in the case of the Calculation Agent, which is caused by circumstances beyond its reasonable control.

     Upon the request of a holder of a Preferred Security, the Calculation Agent will provide the Distribution Rate then in effect and, if determined, the Distribution Rate for the next Distribution Period with respect to the Preferred Securities. Each such Distribution Rate may be obtained by telephoning the Calculation Agent.

  Certificates to be Final

     All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions relating to the payment and calculation of Distributions on the Preferred Securities, whether by the Reference Banks (or any of them) or the Calculation

Agent, Institutional Trustee, Debt Trustee or Paying Agent, will (in the absence of willful default, bad faith or manifest error) be binding on the Trust, the Company, the Trustees and all of the holders of the Preferred Securities, and no liability will (in the absence of willful default, bad faith or manifest error) attach to the Calculation Agent, Institutional Trustee, Debt Trustee or Paying Agent in connection with the exercise or non-exercise by any of them of their powers, duties and discretion.

  Deferral of Distributions

     So long as no Indenture Event of Default has occurred and is continuing, SunTrust has the right under the Indenture to defer payments of interest on the Subordinated Debentures by extending the interest payment period at any time, and from time to time, for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Subordinated Debentures. As a consequence of any Extension Period, quarterly Distributions on the Preferred Securities will also be deferred by the Trust (and the amount of Distributions to which holders of the Preferred Securities are entitled will accumulate additional Distributions thereon at a variable annual rate equal to 3-Month LIBOR plus .67%, compounded quarterly from the relevant payment date for such Distributions) during any Extension Period. During any such Extension Period, SunTrust may not, and may not permit any subsidiary to, (i) declare or pay any dividends or distributions on, or prepay, purchase, acquire, or make a liquidation payment with respect to, any of SunTrust's capital stock, (ii) make any payment of principal of, premium, if any, or interest on, or repay, repurchase or redeem any debt securities of the Company (including other Subordinated Debt Securities) that rank pari passu with, or junior in right of payment to, the Subordinated Debentures or (iii) make any guarantee payment with respect to any guarantee by the Company of debt securities of any subsidiary of the Company if such guarantee ranks pari passu with, or junior in right of payment to, the Subordinated Debentures (other than (a) dividends, distributions, redemptions, purchases or acquisitions made by the Company by way of issuance of its capital stock (or options, warrants or other rights to subscribe therefor), (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Preferred Securities Guarantee or Common Securities Guarantee relating to the Trust Securities, (d) the purchase of fractional interests in shares resulting from a reclassification of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (f) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees and (g) obligations under any of the Company's dividend reinvestment or stock purchase plans). Prior to the termination of any such Extension Period, SunTrust may further extend the payment of interest provided that such Extension Period may not exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest accrued and unpaid (together with interest thereon at a variable annual rate equal to 3-Month LIBOR plus .67%, compounded quarterly from the interest payment date for such interest, to the extent permitted by applicable law), SunTrust may commence a new Extension Period subject to the foregoing requirements. There is no limitation on the number of times that the Company may elect to begin an Extension Period. See "Description of the Subordinated Debentures -- Interest" and "-- Option to Extend Interest Payment Period."

     The Company has no current intention of exercising its right to defer payments of interest by extending the interest payment period of the Subordinated Debentures.

MANDATORY REDEMPTION

     Upon the repayment or redemption, in whole or in part, of the Subordinated Debentures, whether at Stated Maturity or upon earlier redemption, the proceeds from such repayment or redemption shall simultaneously be applied to redeem Trust Securities having an aggregate liquidation amount equal to the aggregate principal amount of the Subordinated Debentures so repaid or redeemed, upon not less than 30 nor more than 60 days notice prior to the date fixed for redemption, at the Redemption Price. The Subordinated Debentures will mature on May 15, 2027. Moreover, the Subordinated Debentures are redeemable (i) in whole or in part, from time to time, on or after May 15, 2007 or (ii) in whole, but not in part, at any time within 90 days following the occurrence of a Tax Event or Capital Treatment Event (or, if the approval of the Federal Reserve Board is then required for such redemption, on such later date as promptly as practicable after such approval is obtained), in each case at a redemption price equal to 100% of the principal amount of the Subordinated Debentures so redeemed plus accrued and unpaid interest thereon to the redemption date. See "Description of the Subordinated Debentures -- Optional Redemption." If less than all of the Preferred Securities are to be redeemed, then such Preferred Securities shall be redeemed pro rata as described under "-- Book-Entry Only Issuance -- the Depository Trust Company" below. Any such repayment or redemption of the Subordinated Debentures is subject to the prior approval of the Federal Reserve Board, if such approval is then required under applicable law, rules, guidelines or policies.

TAX EVENT AND CAPITAL TREATMENT EVENT REDEMPTION

     Subject to the prior approval of the Federal Reserve Board, if such approval is then required under applicable law, rules, guidelines or policies, if at any time a Tax Event or Capital Treatment Event shall occur and be continuing, SunTrust shall have the right, upon not less than 30 nor more than 60 days' notice, to redeem the Subordinated Debentures, in whole, but not in part, for cash within 90 days following the occurrence of such Tax Event or Capital Treatment Event (or, if the approval of the Federal Reserve Board is then required for such redemption, on such later date as promptly as practicable after such approval is obtained) and, following such redemption, all Trust Securities shall be redeemed by the Trust at the Redemption Price.

     "Tax Event" means the receipt by the Trust of an opinion of counsel to the Company that is experienced in such matters to the effect that, as a result of any amendment to, or change (including any announced proposed change) in, the laws or any regulations thereunder of the United States or any political subdivision or taxing authority thereof or therein, or as a result of any official administrative pronouncement or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement or decision is announced on or after the date of issuance of the Preferred Securities under the Declaration, there is more than an insubstantial risk that (i) the Trust is, or will be within 90 days of the date of such opinion, subject to United States federal income tax with respect to income received or accrued on the Subordinated Debentures, (ii) interest payable by the Company on the Subordinated Debentures is not, or within 90 days of the date of such opinion, will not be, deductible by the Company, in whole or in part, for United States federal income tax purposes or (iii) the Trust is, or will be within 90 days of the date of such opinion, subject to more than a de minimis amount of other taxes, duties or other governmental charges.

     "Capital Treatment Event" means the reasonable determination by the Company that, as a result of any amendment to, or change (including any announced proposed change) in, the laws (or any regulations thereunder) of the United States or any political subdivision thereof or therein, or as a result of any official or administrative pronouncement or action or judicial decision interpreting or applying such laws or regulations, which amendment or change is effective or which proposed change, pronouncement, action or decision is announced on or after the date of issuance of the Preferred Securities under the Declaration, there is more than an insubstantial risk that the Company will not be entitled to treat an amount equal to the liquidation amount of the Preferred Securities as "Tier 1 Capital" (or the then equivalent thereof) for purposes of the capital adequacy guidelines of the Federal Reserve Board, as then in effect and applicable to the Company.

REDEMPTION PROCEDURES

     The Trust may not redeem fewer than all of the outstanding Preferred Securities unless all accrued and unpaid Distributions have been paid on all Preferred Securities for all quarterly distribution periods terminating on or prior to the date of redemption.

     If the Trust gives a notice of redemption in respect of Preferred Securities (which notice will be irrevocable), then, provided that SunTrust has paid to the Institutional Trustee a sufficient amount of cash in connection with the related redemption or maturity of the Subordinated Debentures, the Trust will irrevocably deposit with the Depositary funds sufficient to pay the applicable Redemption Price and will give the Depositary irrevocable instructions and authority to pay the Redemption Price to the holders of the Preferred Securities. See "-- Book-

Entry Only Issuance -- The Depository Trust Company." If notice of redemption shall have been given and funds deposited as required, then, from and after the announced redemption date, Distributions will cease to accrue and all rights of holders of such Preferred Securities called for redemption will cease, except the right of such holders to receive the Redemption Price (but without interest on such Redemption Price). In the event that any date fixed for redemption of Preferred Securities is not a Business Day, then payment of the Redemption Price payable on such date will be made on the next succeeding day that is a Business Day (without any interest or other payment in respect of any such delay), except that, if such Business Day falls in the next calendar year, such payment will be made on the immediately preceding Business Day. In the event that payment of the Redemption Price in respect of Preferred Securities is improperly withheld or refused and not paid either by the Trust, or by SunTrust pursuant to the Preferred Securities Guarantee, Distributions on such Preferred Securities will continue to accrue at the then-applicable rate from the original redemption date to the date of payment, in which case the actual payment date will be considered the date fixed for redemption for purposes of calculating the Redemption Price.

     In the event that fewer than all of the outstanding Preferred Securities are to be redeemed, the Preferred Securities will be redeemed pro rata in accordance with procedures of the Depository as described below under "-- Book-Entry Only Issuance -- The Depository Trust Company."

     Subject to the foregoing and applicable law (including, without limitation, United States federal securities laws and the regulations of the Federal Reserve Board), SunTrust or its subsidiaries may at any time, and from time to time, purchase outstanding Preferred Securities by tender, in the open market or by private agreement.

DECLARATION EVENTS OF DEFAULT

     An event of default under the Indenture relating to the Subordinated Debentures (an "Indenture Event of Default") constitutes an event of default under the Declaration with respect to the Trust Securities (a "Declaration Event of Default"); provided, that pursuant to the Declaration, the holder of the Common Securities will be deemed to have waived any Declaration Event of Default with respect to the Common Securities until all Declaration Events of Default with respect to the Preferred Securities have been cured, waived or otherwise eliminated. Until such Declaration Events of Default with respect to the Preferred Securities have been so cured, waived, or otherwise eliminated, the Institutional Trustee will be deemed to be acting solely on behalf of the holders of the Preferred Securities and only the holders of the Preferred Securities will have the right to direct the Institutional Trustee with respect to certain matters under the Declaration, and therefore under the Indenture as well. If the Institutional Trustee fails to enforce its rights under the Subordinated Debentures after a holder of Preferred Securities has made a written request, such holder of record of Preferred Securities may institute a legal proceeding against SunTrust to enforce the Institutional Trustee's rights under the Subordinated Debentures without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of SunTrust to pay interest or principal on the Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may institute a Direct Action for enforcement of payment to such holder directly of the principal of or the interest on the Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities held by such holder on or after the respective due date specified in the Subordinated Debentures. In connection with such Direct Action, SunTrust will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by SunTrust to such holder of Preferred Securities in such Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debentures.

     Upon the occurrence of a Declaration Event of Default, the Institutional Trustee, as the sole holder of the Subordinated Debentures, will have the right under the Indenture to declare the principal of and interest on the Subordinated Debentures to be immediately due and payable. SunTrust and the Trust are each required to file annually with the Institutional Trustee an officer's certificate as to its compliance with all conditions and covenants under the Declaration.

DISTRIBUTION OF THE SUBORDINATED DEBENTURES

     SunTrust will have the right at any time to dissolve the Trust and cause the Subordinated Debentures to be distributed to the holders of the Trust Securities, subject to the prior approval of the Federal Reserve Board if such approval is then required under applicable law, rules, guidelines or policies.

     After the date for any distribution of Subordinated Debentures upon dissolution of the Trust, (i) the Preferred Securities will no longer be deemed to be outstanding, (ii) the Depositary (as defined herein) or its nominee, as the record holder of the Preferred Securities, will receive a registered global certificate or certificates representing the Subordinated Debentures to be delivered upon such distribution and (iii) any certificates representing Preferred Securities not held by the Depositary or its nominee will be deemed to represent Subordinated Debentures having an aggregate principal amount equal to the aggregate stated liquidation amount of, with an interest rate identical to the distribution rate of, and accrued and unpaid interest equal to accrued and unpaid Distributions on, such Preferred Securities until such certificates are presented to SunTrust or its agent for transfer or reissuance.

     There can be no assurance as to the market prices for either the Preferred Securities or the Subordinated Debentures that may be distributed in exchange for the Preferred Securities if a dissolution of the Trust were to occur. Accordingly, the Preferred Securities or the Subordinated Debentures may trade at a discount to the price that investors paid to purchase the Preferred Securities offered hereby.

LIQUIDATION DISTRIBUTION UPON DISSOLUTION

     Pursuant to the Declaration, the Trust shall dissolve (i) on May 15, 2052, the expiration of the term of the Trust, (ii) upon the bankruptcy of SunTrust,
(iii) upon the filing of a certificate of dissolution or its equivalent with respect to SunTrust, the filing of a certificate of cancellation with respect to the Trust after obtaining the consent of the holders of at least a majority in liquidation amount of the Trust Securities affected thereby voting together as a single class to file such certificate of cancellation or the revocation of the charter of SunTrust and the expiration of 90 days after the date of revocation without a reinstatement thereof, (iv) upon the distribution of Subordinated Debentures to holders of the Trust Securities, (v) upon the entry of a decree of a judicial dissolution of the holder of the Common Securities, SunTrust or the Trust, or (vi) upon the redemption of all the Trust Securities (in any such case, a "Dissolution Event").

     Upon the occurrence of a Dissolution Event, the holders of Preferred Securities will be entitled to receive out of the assets of the Trust, after satisfaction of liabilities to creditors, distributions in an amount equal to the aggregate of the liquidation amount of $1,000 per Preferred Security plus accrued and unpaid Distributions thereon to the date of payment (the "Liquidation Distribution"), unless, in connection with such Dissolution Event, Subordinated Debentures in an aggregate stated principal amount equal to the aggregate liquidation amount of such Preferred Securities, with an interest rate equal to the Distribution Rate of, and bearing accrued and unpaid interest in an amount equal to accrued and unpaid Distributions on, such Preferred Securities have been distributed on a pro rata basis to the holders of the Preferred Securities.

     If, upon any such Distribution Event, the Liquidation Distribution can be paid only in part because the Trust has insufficient assets available to pay in full the aggregate Liquidation Distribution, then the amounts payable directly by the Trust on the Preferred Securities shall be paid on a pro rata basis. The holders of the Common Securities will be entitled to receive distributions upon any such Dissolution Event pro rata with the holders of the Preferred Securities, except that if a Declaration Event of Default has occurred and is continuing, the Preferred Securities shall have a preference over the Common Securities with regard to such distributions.

VOTING RIGHTS

     Except as described herein and under "Description of the Preferred Securities Guarantees -- Modification of the Preferred Securities Guarantees; Assignment" in the accompanying Prospectus, as provided under the Trust Act and the Trust Indenture Act, and as otherwise required by law and the Declaration, the holders of the Preferred Securities will have no voting rights.

     Subject to the requirement of the Institutional Trustee's obtaining a tax opinion in certain circumstances set forth in the following paragraph, the holders of a majority in aggregate liquidation amount of the Preferred Securities have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee, or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the Declaration including the right to direct the Institutional Trustee, as holder of the Subordinated Debentures, to (i) exercise the remedies available to it under the Indenture as a holder of the Subordinated Debentures, (ii) waive any past Indenture Event of Default that is waivable under the Indenture, (iii) exercise any right to rescind or annul a declaration that the principal of all the Subordinated Debentures shall be due and payable or (iv) consent to any amendment, modification or termination of the Indenture or the Subordinated Debentures where such consent of the holders of the Subordinated Debentures shall be required; provided, however, that, where a consent or action under the Indenture would require the consent or act of holders of more than a majority in principal amount of the Subordinated Debentures (a "Super-Majority") affected thereby, only the holders of at least such Super-Majority in aggregate liquidation amount of the Preferred Securities may direct the Institutional Trustee to give such consent or take such action. If the Institutional Trustee fails to enforce its rights under the Subordinated Debentures after a holder of record of Preferred Securities has made a written request, such holder of record of Preferred Securities may institute a legal proceeding directly against SunTrust to enforce the Institutional Trustee's rights under the Subordinated Debentures without first instituting any legal proceeding against the Institutional Trustee or any other person or entity.

     Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of SunTrust to pay interest or principal on the Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption on the redemption date), then a holder of Preferred Securities may institute a Direct Action for enforcement of payment to such holder of the principal of or interest on the Subordinated Debentures having a principal amount equal to the aggregate liquidation amount of the Preferred Securities held by such holder on or after the respective due date specified in the Subordinated Debentures. The Institutional Trustee shall within 90 days notify all holders of the Preferred Securities of any notice of default received from the Debt Trustee with respect to the Subordinated Debentures. Such notice shall state that such Indenture Event of Default also constitutes a Declaration Event of Default. Except with respect to directing the time, method and place of conducting a proceeding for a remedy, the Institutional Trustee shall not take any of the actions described in clauses (i), (ii) or (iii) of the preceding paragraph unless the Institutional Trustee has obtained an opinion of a nationally recognized tax counsel experienced in such matters to the effect that, as a result of such action, for the purposes of United States federal income tax the Trust will not be classified as other than a grantor trust. The holders of a majority in aggregate outstanding principal amount of Subordinated Debentures may annul any declaration of acceleration under the Indenture and waive any default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debt Trustee. In the case of the Subordinated Debentures held by the Institutional Trustee on behalf of the Trust, a waiver of any default shall not be effective until a majority in liquidation amount of the Trust Securities shall have consented to such waiver; provided, that if the Indenture requires the consent of a Super-Majority, such waiver shall be effective only if the holders of at least the proportion in liquidation amount of the Trust Securities that the relevant Super-Majority represents of the aggregate principal amount of the Subordinated Debentures outstanding so consent.

     In the event the consent of the Institutional Trustee, as the holder of the Subordinated Debentures, is required under the Indenture with respect to any amendment, modification or termination of the Indenture, the Institutional Trustee shall request the direction of the holders of the Trust Securities with respect to such amendment, modification or termination and shall vote with respect to such amendment, modification or termination as directed by a majority in liquidation amount of the Trust Securities voting together as a single class; provided, however, that where a consent under the Indenture would require the consent of a Super-Majority, the Institutional Trustee may give such consent only at the direction of the holders of at least the proportion in liquidation amount of the Trust Securities that the relevant Super-Majority represents of the aggregate principal amount of the Subordinated Debentures outstanding. The Institutional Trustee shall not take any such action in accordance with the directions of the holders of the Trust Securities unless the Institutional Trustee has obtained an opinion of a nationally recognized tax counsel experienced in such matters to the effect that for the purposes of

United States federal income tax the Trust will not be classified as other than a grantor trust on account of such action.

     A waiver of an Indenture Event of Default will constitute a waiver of the corresponding Declaration Event of Default.

     Any required approval or direction of holders of Preferred Securities may be given at a separate meeting of holders of Preferred Securities convened for such purpose, at a meeting of all of the holders of Trust Securities or pursuant to written consent. The Regular Trustees will cause a notice of any meeting at which holders of Preferred Securities are entitled to vote, or of any matter upon which action by written consent of such holders is to be taken, to be mailed to each holder of record of Preferred Securities. Each such notice will include a statement setting forth the following information: (i) the date of such meeting or the date by which such action is to be taken; (ii) a description of any resolution proposed for adoption at such meeting on which such holders are entitled to vote or of such matter upon which written consent is sought; and
(iii) instructions for the delivery of proxies or consents. No vote or consent of the holders of Preferred Securities will be required for the Trust to redeem and cancel Preferred Securities or distribute Subordinated Debentures in accordance with the Declaration.

     Notwithstanding that holders of Preferred Securities are entitled to vote or consent under any of the circumstances described above, any of the Preferred Securities that are owned at such time by SunTrust or any entity directly or indirectly controlling or controlled by, or under direct or indirect common control with, SunTrust, shall not be entitled to vote or consent and shall, for purposes of such vote or consent, be treated as if such Preferred Securities were not outstanding.

     The procedures by which holders of Preferred Securities may exercise their voting rights are described below; see "-- Book-Entry Only Issuance -- The Depository Trust Company."

     Holders of the Preferred Securities will have no rights to appoint or remove the Trust Trustees, who may be appointed, removed or replaced solely by SunTrust as the indirect or direct holder of all of the Common Securities.

MODIFICATION OF THE DECLARATION

     The Declaration may be modified and amended if approved by the Regular Trustees (and in certain circumstances the Institutional Trustee and/or the Delaware Trustee), provided that, if any proposed amendment provides for, or the Regular Trustees otherwise propose to effect, (i) any amendment that would adversely affect the rights, privileges or preferences of any holder of Trust Securities, whether by way of amendment to the Declaration or otherwise or (ii) the dissolution, winding-up or termination of the Trust other than pursuant to the terms of the Declaration, then the holders of the Trust Securities voting together as a single class will be entitled to vote on such amendment or proposal (but not on any other amendment or proposal) and such amendment or proposal shall not be effective except with the approval of the holders of at least a majority in liquidation amount of the Trust Securities affected thereby; provided, however, that, if any amendment or proposal referred to in clause (i) above would adversely affect only the Preferred Securities or only the Common Securities, then only the affected class will be entitled to vote on such amendment or proposal and such amendment or proposal shall not be effective except with the approval of a majority in liquidation amount of such class of Trust Securities.

     Notwithstanding the foregoing, no amendment or modification may be made to the Declaration if such amendment or modification would (i) cause the Trust to be classified for purposes of United States federal income taxation as other than a grantor trust, (ii) reduce or otherwise adversely affect the powers of the Institutional Trustee or (iii) cause the Trust to be deemed an "investment company" that is required to be registered under the Investment Company Act of 1940, as amended (the "1940 Act").

MERGERS, CONSOLIDATIONS OR AMALGAMATIONS

     The Trust may not consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety, to any corporation or other body, except as described below. The Trust may, with the consent of the Regular Trustees and without the consent of the holders of the Trust Securities, the Institutional Trustee or the Delaware Trustee, consolidate, amalgamate, merge with or into, or be replaced by, or convey, transfer or lease its properties and assets substantially as an entirety to, a trust organized as such under the laws of any State of the United States; provided, that (i) if the Trust is not the survivor, such successor entity either (a) expressly assumes all of the obligations of the Trust under the Trust Securities or (b) substitutes for the Trust Securities other securities having substantially the same terms as the Trust Securities (the "Successor Securities") so long as the Successor Securities rank the same as the Trust Securities with respect to Distributions and payments upon liquidation, redemption and otherwise, (ii) SunTrust expressly acknowledges a trustee of such successor entity possessing the same powers and duties as the Institutional Trustee as the holder of the Subordinated Debentures, (iii) the Preferred Securities or any Successor Securities are listed, or any Successor Securities will be listed upon notification of issuance, on any national securities exchange or another organization on which the Preferred Securities are then listed or quoted, (iv) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not cause the Preferred Securities (including any Successor Securities) to be downgraded by any nationally recognized statistical rating organization, (v) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (vi) such successor entity has a purpose substantially identical to that of the Trust, (vii) prior to such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, SunTrust has received an opinion of a nationally recognized independent counsel to the Trust experienced in such matters to the effect that: (a) such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease does not adversely affect the rights, preferences and privileges of the holders of the Trust Securities (including any Successor Securities) in any material respect (other than with respect to any dilution of the holders' interest in the new entity), (b) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease, neither the Trust nor such successor entity will be required to register as an investment company under the 1940 Act and (c) following such merger, consolidation, amalgamation, replacement, conveyance, transfer or lease the Trust (or the successor entity) will continue to be classified as a grantor trust for United States federal income tax purposes, and (viii) SunTrust guarantees the obligations of such successor entity under the Successor Securities at least to the extent provided by the Preferred Securities Guarantee and the Common Securities Guarantee. Notwithstanding the foregoing, the Trust shall not, except with the consent of holders of 100% in liquidation amount of the Trust Securities, consolidate, amalgamate, merge with or into, or be replaced by or convey, transfer or lease its properties and assets substantially as an entirety to any other entity or permit any other entity to consolidate, amalgamate, merge with or into, or replace it, if such consolidation, amalgamation, merger, replacement, conveyance, transfer or lease would cause the Trust or the Successor Entity to be classified as other than a grantor trust for United States federal income tax purposes.

BOOK-ENTRY ONLY ISSUANCE -- THE DEPOSITORY TRUST COMPANY

     The Depository Trust Company ("DTC") will act as securities depositary (the "Depositary") for the Preferred Securities. The Preferred Securities will be issued only as fully registered securities registered in the name of Cede & Co. (DTC's nominee) or such other nominee as selected by DTC. One or more fully registered global Preferred Securities certificates, representing the total aggregate number of Preferred Securities, will be issued and will be deposited with DTC.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of securities in definitive form ("Certificated Securities"). Such laws may impair the ability to transfer beneficial interests in the global Preferred Securities as represented by a global certificate.

     DTC is a limited-purpose trust company organized under the New York Banking Law, a "banking organization" within the meaning of the New York Banking Law, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the Exchange Act. DTC holds securities that its participants ("Participants") deposit with DTC. DTC also facilitates the settlement among Participants of securities transactions, such as transfers and pledges, in deposited securities through electronic computerized book-entry changes in Participants' accounts, thereby eliminating the need for physical movement of securities certificates. Participants in DTC include securities brokers and dealers, banks, trust companies, clearing corporations and certain other organizations ("Direct Participants"). DTC is owned by a number of its Participants and by the New York Stock Exchange, the American Stock Exchange, Inc., and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others, such as securities brokers and dealers, banks and trust companies that clear transactions through or maintain a direct or indirect custodial relationship with a Direct Participant either directly or indirectly ("Indirect Participants"). The rules applicable to DTC and its Participants are on file with the SEC.

     Purchases of Preferred Securities within the DTC system must be made by or through Participants, which will receive a credit for the Preferred Securities on DTC's records. The ownership interest of each actual purchaser of each Preferred Security ("Beneficial Owner") is in turn to be recorded on the Participants' and Indirect Participants' records, including Euroclear and Cedel. Beneficial Owners will not receive written confirmation from DTC of their purchases, but Beneficial Owners are expected to receive written confirmations providing details of the transactions, as well as periodic statements of their holdings, from the Direct or Indirect Participants through which the Beneficial Owners purchased Preferred Securities. Transfers of ownership interests in the Preferred Securities are to be accomplished by entries made on the books of Participants acting on behalf of Beneficial Owners. Beneficial Owners will not receive certificates representing their ownership interests in the Preferred Securities, except in the event that use of the book-entry system for the Preferred Securities is discontinued.

     Transfers between Participants will be effected in accordance with DTC's procedures and will be settled in same-day funds. Transfers between participants in Euroclear and Cedel will be effected in the ordinary way in accordance with their respective rules and operating procedures.

     Cross-market transfers between Participants, on the one hand, and Euroclear participants or Cedel participants, on the other hand, will be effected in DTC in accordance with DTC's rules on behalf of Euroclear or Cedel, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Cedel, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Cedel, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the Preferred Securities in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Cedel participants may not deliver instructions directly to the depositaries for Euroclear or Cedel.

     Because of time zone differences, the securities account of a Euroclear or Cedel participant purchasing an interest in a Preferred Security from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear participant or Cedel participant, during the securities settlement processing day (which must be a business day for Euroclear and Cedel, as the case may be) immediately following the DTC settlement date. Cash received in Euroclear or Cedel as a result of sales of interests in a Preferred Security by or through a Euroclear or Cedel participant to a Participant in DTC will be received with value on the DTC settlement date, but will be available in the relevant Euroclear or Cedel cash account only as of the business day for Euroclear or Cedel following the DTC settlement date.

     DTC has no knowledge of the actual Beneficial Owners of the Preferred Securities. DTC's records reflect only the identity of the Direct Participants to whose accounts such Preferred Securities are credited, which may or may not be the Beneficial Owners. The Participants and Indirect Participants will remain responsible for keeping account of their holdings on behalf of their customers.

     So long as DTC, or its nominee, is the registered owner or holder of a Global Certificate, DTC or such nominee, as the case may be, will be considered the sole owner or holder of the Preferred Securities represented thereby for all purposes under the Declaration and the Preferred Securities. No beneficial owner of an interest in a Global Certificate will be able to transfer that interest except in accordance with DTC's applicable procedures, in addition to those provided for under the Declaration.

     DTC has advised the Company that it will take any action permitted to be taken by a holder of Preferred Securities (including the presentation of Preferred Securities for exchange as described below) only at the direction of one or more Participants to whose account the DTC interests in the Global Certificates are credited and only in respect of such portion of the aggregate liquidation amount of Preferred Securities as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Preferred Securities, DTC will exchange the Global Certificates for Certificated Securities, which it will distribute to its Participants.

     Conveyance of notices and other communications by DTC to Participants, by Participants to Indirect Participants, and by Participants and Indirect Participants to Beneficial Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

     Redemption notices in respect of the Preferred Securities held in book-entry form will be sent to Cede & Co. If less than all of the Preferred Securities are being redeemed, DTC will determine the amount of the interest of each Participant to be redeemed in accordance with its procedures.

     Although voting with respect to the Preferred Securities is limited, in those cases where a vote is required, neither DTC nor Cede & Co. will itself consent or vote with respect to Preferred Securities. Under its usual procedures, DTC would mail an Omnibus Proxy to the Trust as soon as possible after the record date. The Omnibus Proxy assigns Cede & Co.'s consenting or voting rights to those Participants to whose accounts the Preferred Securities are credited on the record date (identified in a listing attached to the Omnibus Proxy).

     Distributions on the Preferred Securities held in book-entry form will be made to DTC in immediately available funds. DTC's practice is to credit Participants' accounts on the relevant payment date in accordance with their respective holdings shown on DTC's records unless DTC has reason to believe that it will not receive payments on such payment date. Payments by Participants and Indirect Participants to Beneficial Owners will be governed by standing instructions and customary practices and will be the responsibility of such Participants and Indirect Participants and not of DTC, the Trust or the Company, subject to any statutory or regulatory requirements as may be in effect from time to time. Payment of Distributions to DTC is the responsibility of the Trust, disbursement of such payments to Participants is the responsibility of DTC, and disbursement of such payments to the Beneficial Owners is the responsibility of Participants and Indirect Participants.

     Except as provided herein, a Beneficial Owner of an interest in a Global Certificate will not be entitled to receive physical delivery of Preferred Securities. Accordingly, each Beneficial Owner must rely on the procedures of DTC to exercise any rights under the Preferred Securities.

     Although DTC has agreed to the foregoing procedures in order to facilitate transfers of interests in the Global Certificates among Participants of DTC, DTC is under no obligation to perform or continue to perform such procedures, and such procedures may be discontinued at any time. Neither the Company, the Trust nor the Trust Trustees will have any responsibility for the performance by DTC or its Participants or Indirect Participants under the rules and procedures governing DTC. DTC may discontinue providing its services as securities depositary with respect to the Preferred Securities at any time by giving notice to the Trust. Under such circumstances, in the event that a successor securities depositary is not obtained, Preferred Security certificates are required to be printed and delivered. Additionally, the Trust (with the consent of the Company) may decide to discontinue use of the system of book-entry transfers through DTC (or a successor depositary). In that event, certificates for the Preferred Securities will be printed and delivered. In each of the above circumstances, the Company will appoint a paying agent with respect to the Preferred Securities.

     The information in this section concerning DTC and DTC's book entry system has been obtained from sources that the Company and the Trust believe to be reliable, but neither the Company nor the Trust takes responsibility for the accuracy thereof.

PAYMENT

     Payments in respect of the Preferred Securities represented by the Global Certificates shall be made to DTC, which shall credit the relevant accounts at DTC on the applicable Distribution Dates or, in the case of Preferred Securities represented by Certificated Securities, such payments shall be made by check mailed to the address of the holder entitled thereto as such address shall appear on the Securities Register.

REGISTRAR, TRANSFER AGENT AND PAYING AGENT

     First Chicago will act as registrar, transfer agent and paying agent for the Preferred Securities (the "Paying Agent"). First Chicago is presently located at One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126. If the Preferred Securities do not remain in book-entry only form, one or more additional paying agents may be appointed if so required by any rule or regulation of any securities exchange upon which the Preferred Securities may be listed at such time. The Paying Agent shall be permitted to resign as Paying Agent upon 30 days' written notice to the Trust Trustees. In the event that First Chicago shall no longer be the Paying Agent, the Institutional Trustee shall appoint a successor to act as Paying Agent (which shall be a bank or trust company acceptable to the Company).

     Registration of transfers of Preferred Securities will be effected without charge by or on behalf of the Trust, but upon payment (with the giving of such indemnity as the Trust or the Company may require) in respect of any tax or other government charges that may be imposed in relation thereto.

     The Trust will not be required to register or cause to be registered the transfer of Preferred Securities after such Preferred Securities have been called for redemption.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

     The Institutional Trustee, prior to the occurrence of a default with respect to the Trust Securities and after the curing of any default that may have occurred, undertakes to perform only such duties as are specifically set forth in the Declaration and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Institutional Trustee is under no obligation to exercise any of the powers vested in it by the Declaration at the request of any holder of Preferred Securities, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby, provided, that the Institutional Trustee shall not be relieved of its obligation to exercise the rights and powers vested in it by the Declaration following the occurrence of a Declaration Event of Default. The Institutional Trustee also serves as Preferred Guarantee Trustee under the Preferred Securities Guarantee and Debt Trustee under the Indenture. For information concerning the relationship between the Institutional Trustee and the Company, see "SunTrust Capital Trust."

GOVERNING LAW

     The Declaration and the Preferred Securities will be governed by, and construed in accordance with, the laws of the State of Delaware.

MISCELLANEOUS

     The Regular Trustees are authorized and directed to operate the Trust in such a way so that the Trust will not be required to register as an "investment company" under the 1940 Act or characterized as other than a grantor trust for United States federal income tax purposes. SunTrust is authorized and directed to conduct its affairs so that the Subordinated Debentures will be treated as indebtedness of SunTrust for United States federal income tax purposes. In this connection, SunTrust and the Regular Trustees are authorized to take any action, not inconsistent with applicable law, the certificate of trust of the Trust or the articles of incorporation of SunTrust, that each of SunTrust and the Regular Trustees determine in their discretion to be necessary or desirable to achieve such end, as long as such action does not adversely affect the interests of the holders of the Preferred Securities or vary the terms thereof.

     Holders of the Preferred Securities have no preemptive rights.

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEE

     Pursuant to the Preferred Securities Guarantee, SunTrust will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full to the holders of the Preferred Securities issued by the Trust, the Guarantee Payments (as defined in the accompanying Prospectus) (except to the extent paid by the Trust), as and when due, regardless of any defense, right of set-off or counterclaim that the Trust may have or assert. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the Trust to pay such amounts to such holders. The Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. First Chicago will act as the Preferred Guarantee Trustee under the Preferred Securities Guarantee. The terms of the Preferred Securities Guarantee will be those set forth in such Preferred Securities Guarantee and those made part of such Preferred Securities Guarantee by the Trust Indenture Act. The Preferred Securities Guarantee will be held by the Preferred Guarantee Trustee for the benefit of the holders of the Preferred Securities. A summary description of the Preferred Securities Guarantee appears in the accompanying Prospectus under the caption "Description of the Preferred Securities Guarantees."

                   DESCRIPTION OF THE SUBORDINATED DEBENTURES

     The following description of the specific terms of the Subordinated Debentures supplements, and to the extent inconsistent therewith, replaces, the description of the general terms and provisions of the Subordinated Debentures set forth in the accompanying Prospectus under the caption "Description of the Subordinated Debt Securities" to which description reference is hereby made. The following description does not purport to be complete and is subject to, and qualified in its entirety by reference to, the Indenture, dated as of May 6, 1997 (the "Base Indenture"), between SunTrust and First Chicago, as Trustee (the "Debt Trustee"), as supplemented by a First Supplemental Indenture, dated as of May 12, 1997 (the Base Indenture, as so supplemented, is hereinafter referred to as the "Indenture"), the forms of which are filed as exhibits to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part. Certain capitalized terms used herein are defined in the Indenture.

     SunTrust has the right to dissolve the Trust and cause the Subordinated Debentures to be distributed to the holders of the Trust Securities.

GENERAL

     The Subordinated Debentures will be issued as unsecured indebtedness under the Indenture. The Company may issue additional series of junior subordinated debentures under the Base Indenture, and any such series will rank pari passu with the Subordinated Debentures. The Subordinated Debentures that are the subject of this Prospectus Supplement will be limited in aggregate principal amount to $360,850,000, such amount being the sum of the aggregate stated liquidation amount of the Preferred Securities and the Common Securities.

     The Subordinated Debentures are not subject to a sinking fund provision. The entire principal amount of the Subordinated Debentures will mature and become due and payable, together with any accrued and unpaid interest thereon including Compounded Interest (as defined herein) and Additional Sums (as defined herein), if any, on May 15, 2027.

     If Subordinated Debentures are distributed to holders of Trust Securities in liquidation of such holders' interests in the Trust, such Subordinated Debentures will initially be issued as a Global Security (as defined herein). As described herein, Subordinated Debentures may be issued in certificated form in exchange for a Global Security. See "-- Book-Entry and Settlement" below. In the event that Subordinated Debentures are issued in certificated form, such Subordinated Debentures will be in denominations of $1,000 and integral multiples thereof and may be transferred or exchanged at the offices described below. Payments on Subordinated Debentures issued as a Global Security will be made to DTC, a successor depositary or, in the event that no depositary is used, to a Paying Agent for the Subordinated Debentures. In the event Subordinated Debentures are issued in certificated form, principal and interest will be payable, the transfer of the Subordinated Debentures will be registrable and Subordinated Debentures will be exchangeable for Subordinated Debentures of other denominations of a like aggregate principal amount at the corporate trust office of (i) the Institutional Trustee in New York, New York (currently located at c/o First Chicago Trust Company of New York, 14 Wall Street, 8th Floor -- Window 2, New York, New York 10005) or (ii) any other Paying Agent or transfer agent appointed in addition or in lieu thereof provided, that payment of interest may be made at the option of SunTrust by check mailed to the address of the holder entitled thereto or by wire transfer to an account appropriately designated by the holder entitled thereto. Notwithstanding the foregoing, so long as the holder of any Subordinated Debentures is the Institutional Trustee, the payment of principal and interest on the Subordinated Debentures held by the Institutional Trustee will be made at such place and to such account as may be designated by the Institutional Trustee.

     Any moneys deposited with or paid to the Debt Trustee or any Paying Agent for payment of the principal of, premium, if any, or interest on, Subordinated Debentures and not applied but remaining unclaimed by the holders thereof for two years after the date upon which such principal of, premium, if any, or interest on such Subordinated Debentures, as the case may be, shall have become due and payable, shall be repaid to SunTrust by the Debt Trustee or Paying Agent on written demand. Thereafter the holder of any such Subordinated Debenture shall look only to SunTrust for any payment that such holder may be entitled to collect and all liability of the Debt Trustee or Paying Agent with respect to such moneys shall thereupon cease.

     The Indenture does not contain provisions that afford holders of the Subordinated Debentures protection in the event of a highly leveraged transaction or other similar transaction involving SunTrust that may adversely affect such holders.

SUBORDINATION

     The Indenture provides that the Subordinated Debentures are subordinated and junior in right of payment to all present and future Senior Indebtedness and rank pari passu and are equivalent to creditor obligations of those holding general unsecured claims not entitled to statutory priority under the United States Bankruptcy Code of 1978, as amended, or otherwise. In addition, no direct or indirect payment may be made of principal of, premium, if any, or interest on the Subordinated Debentures, or in respect of any redemption, repayment, retirement, purchase or other acquisition of any of the Subordinated Debentures, at any time when there is a default in the payment of the principal of, premium, if any, or interest on, or otherwise with respect to, any Senior Indebtedness, whether at maturity or any date fixed for prepayment or by declaration or otherwise, unless and until such default shall have been cured or waived or shall have ceased to exist or all Senior Indebtedness shall have been paid. Upon any payment or distribution of assets of the Company to creditors upon any dissolution, winding-up, liquidation or reorganization, whether voluntary or involuntary, or in a bankruptcy, insolvency, receivership or similar proceedings of SunTrust, (i) the payment of the principal of and interest on the Subordinated Debentures will, to the extent set forth in the Indenture, be subordinated in right of payment to the prior payment in full of all Senior Indebtedness of SunTrust and (ii) the holders of all Senior Indebtedness will first be entitled to receive payment in full of all amounts due or to become due thereon before the holders of the Subordinated Debentures will be entitled to receive and retain any payments in respect of the principal of, premium, if any, or interest on, the Subordinated Debentures. By reason of such subordination, in the event of the insolvency of the Company, holders of Senior Indebtedness may receive more, ratably, and holders of Subordinated Debentures having a claim pursuant to such securities may receive less, ratably, than other creditors of SunTrust.

     The term "Senior Indebtedness" means, the principal of, premium, if any, and interest on (i) every obligation of the Company for money borrowed; (ii) every obligation of the Company evidenced by bonds, debentures, notes or other similar instruments, including obligations incurred in connection with the acquisition of property, assets or businesses; (iii) every reimbursement obligation of the Company with respect to letters of credit, banker's acceptances or similar facilities issued for the account of the Company; (iv) every obligation of the Company issued or assumed as the deferred purchase price of property or services (but excluding trade accounts payable or accrued liabilities arising in the ordinary course of business); (v) every capital lease obligation of the Company; (vi) every obligation of the Company for claims in respect of derivative products, including interest rate, foreign exchange rate and commodity forward contracts, options and swaps and other similar arrangements; and (vii) every obligation of the type referred to in clauses (i) through (vi) of another person and all dividends of another person the payment of which, in either case, the Company has guaranteed or is responsible or liable for, directly or indirectly, as obligor or otherwise, whether outstanding on the date of execution of the Indenture or thereafter created, assumed or incurred, except such indebtedness that by its terms is expressly stated to be not superior in right of payment to the Subordinated Debentures or to rank pari passu with the Subordinated Debentures, and any deferrals, renewals or extensions of such Senior Indebtedness.

     To the extent of any payments made on Senior Indebtedness, the rights of the holders of the Subordinated Debentures will be subrogated to the rights of holders of the Senior Indebtedness of SunTrust until all amounts owing to the holders of the Subordinated Debentures are paid in full. Such Senior Indebtedness shall continue to be Senior Indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such Senior Indebtedness.

     The Indenture does not limit the aggregate amount of Senior Indebtedness that may be incurred by SunTrust. As of March 31, 1997, Senior Indebtedness of SunTrust aggregated approximately $2.1 billion. In addition, because SunTrust is a holding company, the Subordinated Debentures are effectively subordinated to all existing and future liabilities of SunTrust's subsidiaries, including depositors of its banking subsidiaries.

OPTIONAL REDEMPTION

     Subject to SunTrust's having received prior approval of the Federal Reserve Board if then required under applicable law, rules guidelines or policies of the Federal Reserve Board, SunTrust shall have the right to redeem the Subordinated Debentures, (i) in whole or in part, from time to time, on or after May 15, 2007 or (ii) in whole, but not in part, at any time within 90 days following the occurrence of a Tax Event or Capital Treatment Event (or, if the approval of the Federal Reserve Board is then required for such redemption, on such later date as promptly as practicable after such approval is obtained), in either case, upon not less than 30 nor more than 60 days' notice, at a redemption price equal to 100% of the principal amount to be redeemed plus nor accrued and unpaid interest thereon, including Additional Sums, if any, to the redemption date.

     In the event of any redemption, neither SunTrust, the Debt Trustee nor any Paying Agent shall be required to issue, register the transfer of or exchange
(i) Subordinated Debentures for the period beginning 15 days before the day of selection of Subordinated Debentures to be redeemed and ending on the day of the mailing of the redemption notice or (ii) Subordinated Debentures so selected for redemption, except, in the case of any Subordinated Debentures being redeemed in part, any portion thereof not to be redeemed.

INTEREST

     The Subordinated Debentures shall bear interest at a floating rate per annum equal to 3-Month LIBOR (determined in the same manner as the Distribution Rate, as described under "Description of the Preferred
Securities -- Distributions -- Determination of 3-Month LIBOR") plus a margin of
 .67% (the "Interest Rate"), from May 15, 1997, payable quarterly in arrears on the 15th day of August, November, February and May of each year, commencing August 15, 1997, to the person in whose name such Subordinated Debentures is registered, subject to certain exceptions, at the close of business on the Business Day next preceding such Interest Payment Date (as defined below). In the event the Subordinated Debentures are not in book-entry form (except if the Subordinated Debentures are held by the Institutional Trustee), the record dates shall be the August 1, November 1, February 1 and May 1 prior to the applicable Interest Payment Date. The Interest Rate for the initial Interest Period (as defined below) will be 6.4825% per annum.

     In the event that any interest payment date is not a Business Day, then payment of the interest payable on such date will be made on the next succeeding day that is a Business Day, except that, if such Business Day is in the next succeeding calendar year, such payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date (the date on which the interest payment is actually payable, an "Interest Payment Date"). The period beginning on, and including, the date of original issuance of the Subordinated Debentures, and ending on, but excluding, the first Interest Payment Date, and each successive period beginning on, and including, an Interest Payment Date, and ending on, but excluding, the next succeeding Interest Payment Date is herein called an "Interest Period." The amount of interest payable on the Subordinated Debentures for any Interest Period will be computed on the basis of the actual number of days in the applicable Interest Period divided by 360 and rounding the resulting figure to the nearest cent (with one-half cent or more being rounded upwards).

     The Interest Rate and the amount of interest payable in respect of each Interest Period will be calculated by the Calculation Agent or the Debt Trustee or any paying agent, as the case may be, in the same manner as the Distribution Rate and Distribution Amount in respect of each Distribution Period, as described under "Description of the Preferred Securities -- Distributions."

OPTION TO EXTEND INTEREST PAYMENT PERIOD

     So long as no Indenture Event of Default has occurred and is continuing, SunTrust has the right under the Indenture to defer payments of interest on the Subordinated Debentures by extending the interest payment period at any time, and from time to time, for a period not exceeding 20 consecutive quarterly periods with respect to each Extension Period, provided that no Extension Period may extend beyond the Stated Maturity of the Subordinated Debentures. As a consequence of any Extension Period, quarterly Distributions on the Trust Securities would also be deferred by the Trust (and the amount of Distributions to which holders of the Trust Securities are entitled will accumulate additional Distributions thereon at a variable annual rate equal to 3-Month LIBOR plus
 .67%, compounded quarterly from the relevant payment date for such Distributions) during such Extension Period. During any such Extension Period, SunTrust shall not, and may not permit any subsidiary of SunTrust to, (i) declare or pay any dividends or distributions on, or prepay, purchase, acquire, or make a liquidation payment with respect to, any of SunTrust's capital stock,
(ii) make any payment of principal of, premium, if any, or interest on, or repay, repurchase or redeem any debt securities of SunTrust (including other Subordinated Debt Securities) that rank pari passu with, or junior in right of payment to, the Subordinated Debentures or (iii) make any guarantee payment with respect to any guarantee by the Company of the debt securities of any subsidiary of the Company if such guarantee ranks pari passu with, or junior in right of payment to, the Subordinated Debentures (other than (a) dividends, distributions, redemptions, purchases or acquisitions made by the Company by way of issuance of its capital stock (or options, warrants or other rights to subscribe therefor), (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Preferred Securities Guarantee or Common Securities Guarantee, (d) the purchase of fractional interests in shares resulting from a reclassification of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (f) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers, or employees and (g) obligations under any of the Company's dividend reinvestment or stock purchase plans). Prior to the termination of any such Extension Period, SunTrust may further extend the payment of interest provided that such Extension Period may not exceed 20 consecutive quarters or extend beyond the Stated Maturity of the Subordinated Debentures. Upon the termination of any Extension Period and the payment of all interest accrued and unpaid (together with interest thereon at a variable annual rate equal to 3-Month LIBOR plus .67 %, compounded quarterly from the interest payment date for such interest, to the extent permitted by applicable law), SunTrust may commence a new Extension Period subject to the foregoing requirements. There is no limitation on the number of times that the Company may elect to begin an Extension Period. No interest shall be due and payable during an Extension Period, except at the end thereof. SunTrust has no present intention of exercising its right to defer payments of interest by extending the interest payment period on the Subordinated Debentures.

     If the Institutional Trustee is the only registered holder of the Subordinated Debentures, SunTrust shall give the Regular Trustees, the Debt Trustee and the Institutional Trustee notice of its selection of such Extension Period five Business Days before the earlier of (i) the next succeeding date on which Distributions on the Trust Securities issued by the Trust are payable or
(ii) the date the Trust is required to give notice of the record date, or the date such Distributions are payable, to any national securities exchange or inter-dealer quotation system or to holders of the Preferred Securities issued by the Trust, but in any event at least five Business Days before such record date. The Regular Trustees shall give notice of SunTrust's selection of such Extension Period to the holders of the Trust Securities. If the Institutional Trustee is not the only registered holder of the Subordinated

Debentures at the time the Company selects an Extension Period, the Company shall give the holders and the Debt Trustee written notice of its selection of such Extension Period at least 10 Business Days before the earlier of (i) the next succeeding Interest Payment Date or (ii) the date the Company is required to give notice of the record or payment date of such interest payment to any national securities exchange or inter-dealer quotation system or to the Holders.

ADDITIONAL SUMS

     In the event a Tax Event has occurred and is continuing and the Trust shall be required to pay any taxes, duties, assessments or governmental charges of whatever nature (other than withholding taxes) imposed by the United States, or any other taxing authority, then, in any such case, SunTrust will pay as additional sums ("Additional Sums") such additional amounts as shall be required so that the net amounts received and retained by the Trust after paying any such taxes, duties, assessments or other governmental charges will be not less than the amounts the Trust would have received had it not been subject to such taxes, duties, assessments or other governmental charges as a result of such Tax Event.

PROPOSED TAX LEGISLATION

     On February 6, 1997, the revenue portion of President Clinton's 1998 budget proposal (the "Budget Proposal") was released. If enacted, the Budget Proposal would generally deny deductions for interest or OID on an instrument issued by a corporation that has a maximum weighted average maturity of more than 40 years. The Budget Proposal also generally would deny deductions for interest or OID on an instrument issued by a corporation that has a maximum term of more than 15 years and that is not shown as indebtedness on the separate balance sheet of the issuer filed with the SEC. For purposes of the preceding sentence, in the case of an instrument with a maximum term of more than 15 years issued to a related party (other than a corporation) that is eliminated in the consolidated balance sheet that includes the issuer and the holder, the issuer will be treated as having characterized the instrument as equity if the holder or some other related party issues a related instrument that is not shown as indebtedness on the consolidated balance sheet filed with the SEC. The above described provisions of the Budget Proposal are proposed to be effective generally for instruments issued on or after the date of first Congressional committee action on the Budget Proposal. Since the Subordinated Debentures cannot have a term exceeding 40 years, the first of the above described budget proposals would be inapplicable. Furthermore, since SunTrust intends to report the Preferred Securities as indebtedness on its consolidated balance sheet filed with the SEC, the Budget Proposal as currently drafted would not appear to apply to the Subordinated Debentures. Additionally, the Budget Proposal would not apply to the Subordinated Debentures if they are issued prior to the date of the first Congressional committee action on the Budget Proposal. There can be no assurance, however, that similar legislation which would apply to the Subordinated Debentures will not be enacted, and such legislation could be retroactive in effect. If any such legislation were enacted, the Company would be unable to deduct interest on the Subordinated Debentures. Such a change could give rise to a Tax Event, which would permit the Company to cause a redemption of the Trust Securities before May 15, 2007. See "Description of the Preferred Securities -- Tax Event and Capital Treatment Event Redemption," "-- Mandatory Redemption" and "Description of the Subordinated Debentures -- Optional Redemption."

INDENTURE EVENTS OF DEFAULT

     If any Indenture Event of Default shall occur and be continuing, the Institutional Trustee, as the holder of the Subordinated Debentures, will have the right to declare the principal of, premium, if any, and interest on, the Subordinated Debentures (including any Compounded Interest and Additional Interest, if any) and any other amounts payable under the Indenture to be forthwith due and payable and to enforce its other rights as a creditor with respect to the Subordinated Debentures. See "Description of the Subordinated Debt Securities -- Events of Default, Waiver and Notice" in the accompanying Prospectus for a description of the Indenture Events of Default. An Indenture Event of Default also constitutes a Declaration Event of Default. In certain circumstances, the holders of Preferred Securities have the right to direct the Institutional Trustee to exercise its rights as the holder of the Subordinated Debentures. See "Description of the Preferred Securities -- Declaration Events of Default" and "-- Voting Rights." The holders of a majority in aggregate outstanding principal amount of

Subordinated Debentures may annul any declaration of acceleration under the Indenture and waive any default if the default has been cured and a sum sufficient to pay all matured installments of interest and principal due otherwise than by acceleration has been deposited with the Debt Trustee. In the case of the Subordinated Debentures held by the Institutional Trustee on behalf of the Trust, a waiver of any default shall not be effective until a majority in liquidation amount of the Trust Securities shall have consented to such waiver; provided that, if the Indenture requires the consent of a Super-Majority, such waiver shall be effective only if the holders of at least the proportion in liquidation amount of the Trust Securities that the relevant Super-Majority represents of the aggregate principal amount of the Subordinated Debentures outstanding so consent.

     Notwithstanding the foregoing, if an Event of Default has occurred and is continuing, and such event is attributable to the failure of SunTrust to pay interest or principal on the Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), SunTrust acknowledges that a holder of Preferred Securities may then institute a Direct Action for payment on or after the respective due date specified in the Subordinated Debentures. Notwithstanding any payment made to such holder of Preferred Securities by SunTrust in connection with a Direct Action, SunTrust shall remain obligated to pay principal and interest on the Subordinated Debentures held by the Trust or the Institutional Trustee of the Trust, and the rights of SunTrust as holder of the Common Securities shall be subrogated to the rights of the holder of such Preferred Securities with respect to payments on the Preferred Securities to the extent of any payments made by the Company to such holder in any Direct Action. The holders of Preferred Securities will not be able to exercise directly any other remedy available to the holders of the Subordinated Debentures.

BOOK-ENTRY AND SETTLEMENT

     If distributed to holders of Preferred Securities in connection with the involuntary or voluntary dissolution, winding-up or liquidation of the Trust, the Subordinated Debentures will be issued in the form of one or more global certificates (each a "Global Security") registered in the name of the Depositary or its nominee. Except under the limited circumstances described below, Subordinated Debentures represented by the Global Security will not be exchangeable for, and will not otherwise be issuable as, Subordinated Debentures in definitive form. The Global Securities described above may not be transferred except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or to a successor depositary or its nominee.

     The laws of some jurisdictions require that certain purchasers of securities take physical delivery of such securities in definitive form. Such laws may impair the ability to transfer beneficial interests in such a Global Security.

     Except as provided below, owners of beneficial interests in such a Global Security will not be entitled to receive physical delivery of Subordinated Debentures in definitive form and will not be considered the holders (as defined in the Indenture) thereof for any purpose under the Indenture, and no Global Security representing Subordinated Debentures shall be exchangeable, except for another Global Security of like denomination and tenor to be registered in the name of the Depositary or its nominee or to a successor depositary or its nominee. Accordingly, each Beneficial Owner must rely on the procedures of the Depositary or if such person is not a Participant, on the procedures of the Participant through which such person owns its interest to exercise any rights of a holder under the Indenture.

THE DEPOSITARY

     If Subordinated Debentures are distributed to holders of Preferred Securities in liquidation of such holders' interests in the Trust, DTC will act as securities depositary for the Subordinated Debentures. For a description of DTC and the specific terms of the depositary arrangements, see "Description of the Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company." As of the date of this Prospectus Supplement, the description therein of DTC's book-entry system and DTC's practices as they relate to purchases, transfers, notices and payments with respect to the Preferred Securities apply in all material respects to any debt obligations represented by one or more Global Securities held by the Depositary. SunTrust may appoint a successor to DTC or any successor depositary in the event DTC or such successor depositary is unable or unwilling to continue as a depositary for the Global Securities.

     None of SunTrust, the Trust, the Institutional Trustee, any paying agent and any other agent of SunTrust, or the Debt Trustee will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Security for such Subordinated Debentures or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests.

DISCONTINUANCE OF THE DEPOSITARY'S SERVICES

     A Global Security shall be exchangeable for Subordinated Debentures registered in the names of persons other than the Depositary or its nominee only if (i) the Depositary notifies SunTrust that it is unwilling or unable to continue as a depositary for such Global Security and no successor depositary shall have been appointed, (ii) the Depositary, at any time, ceases to be a clearing agency registered under the Exchange Act at which time the Depositary is required to be so registered to act as such depositary and no successor depositary shall have been appointed, (iii) SunTrust, in its sole discretion, determines that such Global Security shall be so exchangeable or (iv) there shall have occurred an Indenture Event of Default with respect to such Subordinated Debentures. Any Global Security that is exchangeable pursuant to the preceding sentence shall be exchangeable for Subordinated Debentures registered in such names as the Depositary shall direct. It is expected that such instructions will be based upon directions received by the Depositary from its Participants with respect to ownership of beneficial interests in such Global Security.

GOVERNING LAW

     The Indenture and the Subordinated Debentures will be governed by, and construed in accordance with, the laws of the State of New York.

INFORMATION CONCERNING THE DEBT TRUSTEE

     The Debt Trustee shall have and be subject to all the duties and responsibilities specified with respect to an indenture trustee under the Trust Indenture Act. Subject to such provisions, the Debt Trustee is under no obligation to exercise any of the powers vested in it by the Indenture at the request of any holder of Subordinated Debentures, unless offered reasonable indemnity by such holder against the costs, expenses and liabilities that might be incurred thereby. The Debt Trustee is not required to expend or risk its own funds or otherwise incur personal financial liability in the performance of its duties if the Debt Trustee reasonably believes that repayment or adequate indemnity is not reasonably assured to it. The Debt Trustee also serves as the Institutional Trustee under the Declaration and the Preferred Guarantee Trustee under the Preferred Securities Guarantee.

MISCELLANEOUS

     The Indenture will provide that SunTrust will pay all fees and expenses related to (i) the offering of the Trust Securities and the Subordinated Debentures, (ii) the organization, maintenance and dissolution of the Trust,
(iii) the retention of the Trust Trustees and (iv) the enforcement by the Institutional Trustee of the rights of the holders of the Preferred Securities. The payment of such fees and expenses will be fully and unconditionally guaranteed by SunTrust.

            EFFECT OF OBLIGATIONS UNDER THE SUBORDINATED DEBENTURES
                     AND THE PREFERRED SECURITIES GUARANTEE

     As set forth in the Declaration, the Trust exists for the exclusive purposes of (i) issuing the Trust Securities representing undivided beneficial interests in the assets of the Trust, (ii) investing the gross proceeds of the Trust Securities in the Subordinated Debentures and (iii) engaging in only those other activities necessary or incidental thereto.

     As long as payments of interest and other payments are made when due on the Subordinated Debentures, such payments will be sufficient to cover Distributions and payments due on the Trust Securities because of the following factors: (i) the aggregate principal amount of Subordinated Debentures will be equal to the sum of the aggregate stated liquidation amount of the Trust Securities; (ii) the interest rate and the interest and other payment dates on the Subordinated Debentures will match the distribution rate and distribution and other payment dates for the Preferred Securities; (iii) SunTrust shall pay, and the Trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debt, and obligations of the Trust (other than with respect to the Trust Securities); and (iv) the Declaration further provides that the Trust Trustees shall not take or cause or permit the Trust, among other things, to engage in any activity that is not consistent with the purposes of the Trust.

     Payments of Distributions (to the extent funds are available therefor) and other payments due on the Preferred Securities (to the extent funds are available therefor) are guaranteed by SunTrust as and to the extent set forth under "Description of the Preferred Securities Guarantees" in the accompanying Prospectus. If SunTrust does not make interest payments on the Subordinated Debentures purchased by the Trust, the Trust will not have sufficient funds to pay Distributions on the Preferred Securities. The Preferred Securities Guarantee does not apply to any payment of Distributions unless and until the Trust has sufficient funds for the payment of such Distributions. The Preferred Securities Guarantee covers the payment of Distributions and other payments on the Preferred Securities if and to the extent that SunTrust has made a payment of interest or principal on the Subordinated Debentures held by the Trust as its sole asset. The Preferred Securities Guarantee, when taken together with SunTrust's obligations under the Subordinated Debentures and the Indenture and its obligations under the Declaration, including its obligations to pay costs, expenses, debts and liabilities of the Trust (other than with respect to the payment of principal of, premium, if any, or interest on the Trust Securities), provides a full and unconditional guarantee on a subordinated basis of amounts due on the Preferred Securities.

     If SunTrust fails to make interest or other payments on the Subordinated Debentures when due (taking into account any Extension Period), the Declaration provides a mechanism whereby the holders of the Preferred Securities, using the procedures described in "Description of the Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company" and "-- Voting Rights," may direct the Institutional Trustee to enforce its rights under the Subordinated Debentures. If the Institutional Trustee fails to enforce its rights under the Subordinated Debentures, a holder of Preferred Securities may institute a legal proceeding against SunTrust to enforce the Institutional Trustee's rights under the Subordinated Debentures without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of SunTrust to pay interest or principal on the Subordinated Debentures on the date such interest or principal is otherwise payable (or in the case of redemption on the redemption date), then a holder of Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Subordinated Debentures. In connection with such Direct Action, SunTrust will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by SunTrust to such holder of Preferred Securities in such Direct Action. SunTrust, under the Preferred Securities Guarantee, acknowledges that the Preferred Guarantee Trustee shall enforce the Preferred Securities Guarantee on behalf of the holders of the Preferred Securities. If SunTrust fails to make payments under the Preferred Securities Guarantee, any holder of Preferred Securities may institute a Direct Action against SunTrust to enforce the Preferred Guarantee Trustee's rights under the Preferred Securities Guarantee without first instituting a legal proceeding against the Trust, the Preferred Guarantee Trustee, or any other person or entity.

                     UNITED STATES FEDERAL INCOME TAXATION

GENERAL

     The following is a summary of certain United States federal income tax consequences of the purchase, ownership, and disposition of the Preferred Securities. Unless otherwise stated, this summary deals only with Preferred Securities held as capital assets (generally, assets held for investment) by holders who purchase the Preferred Securities upon original issuance. The tax treatment of a holder of Preferred Securities may vary depending on such holder's particular situation. This summary does not address all of the tax consequences that may be relevant to holders who may be subject to special tax treatment such as, for example, insurance companies, broker-dealers, tax-exempt organizations, or, except to the extent described below, foreign taxpayers. In addition, this summary does not address any aspects of state, local, or foreign tax laws. This summary is based on the United States federal income tax law in effect as of the date hereof, which is subject to change, possibly on a retroactive basis. Each investor is urged to consult his or her tax advisor as to the particular tax consequences of purchasing, owning, and disposing of the Preferred Securities, including the application and effect of United States federal, state, local, foreign, and other tax laws.

CLASSIFICATION OF THE SUBORDINATED DEBENTURES

     In connection with the issuance of the Subordinated Debentures, King & Spalding, special tax counsel to SunTrust and the Trust ("Tax Counsel"), will render an opinion generally to the effect that under current law and assuming full compliance with the terms of the Indenture and certain other documents, and based on certain facts and assumptions contained in such opinion, the Subordinated Debentures to be held by the Trust will be classified, for United States federal income tax purposes, as indebtedness of SunTrust.

CLASSIFICATION OF SUNTRUST CAPITAL TRUST

     In connection with the issuance of the Preferred Securities, Tax Counsel will render an opinion generally to the effect that, under current law and assuming full compliance with the terms of the Declaration, the Indenture, and certain other documents, and based on certain facts and assumptions contained in such opinion, the Trust will be classified, for United States federal income tax purposes, as a grantor trust and not as an association taxable as a corporation. Accordingly, for United States federal income tax purposes, each holder of Preferred Securities will generally be treated as the owner of an undivided interest in the Subordinated Debentures and, as further discussed below, each holder will be required to include in gross income his or her allocable share of interest (or OID) paid or accrued on the Subordinated Debentures.

INTEREST INCOME AND ORIGINAL ISSUE DISCOUNT

     Under recently issued Treasury regulations (the "Regulations"), a debt instrument will be deemed to be issued with OID if there is more than a "remote" contingency that periodic, stated interest payments due on the instrument will not be timely paid. Because the exercise by SunTrust of its option to defer the payment of stated interest on the Subordinated Debentures would prevent SunTrust from declaring dividends on any class of equity, SunTrust believes that the likelihood of its exercising the option is "remote" within the meaning of the Regulations. As a result, SunTrust intends to take the position, based on the advice of Tax Counsel, that the Subordinated Debentures will not be deemed to be issued with OID. Accordingly, based on this position, stated interest payments on the Subordinated Debentures will be includible in the gross income of a holder at the time that such payments are paid or accrued in accordance with the holder's regular method of accounting. Because the Regulations have not yet been addressed in any published rulings or other published interpretations issued by the Internal Revenue Service, it is possible that the Internal Revenue Service could take a position contrary to the position taken by the Company.

     Exercise of Deferral Option. If SunTrust were to exercise its option to defer the payment of stated interest on the Subordinated Debentures, the Subordinated Debentures would be treated, solely for purpose of the OID rules, as being "re-issued" at such time with OID. Under these rules, a holder of the Subordinated Debentures would be required to include OID in gross income, on a current basis, over the period that the instrument is held, even though SunTrust would not be making any actual cash payments during the extended interest payment period. The amount of interest income includible in the taxable income of a holder of the Subordinated Debentures would be determined on the basis of a constant yield method over the remaining term of the instrument and the actual receipt of future payments of stated interest on the Subordinated Debentures would no longer be separately reported as taxable income. The amount of OID that would accrue, in the aggregate, during the extended interest payment period would be approximately equal to the amount of the cash payment of accrued interest due at the end of such period. Any OID included in income would increase the holder's adjusted tax basis in the Subordinated Debentures and the holder's actual receipt of interest payments would reduce such basis.

     Because income on the Preferred Securities will constitute interest income for United States federal income tax purposes, corporate holders of Preferred Securities will not be entitled to claim a dividends-received deduction in respect of such income.

RECEIPT OF SUBORDINATED DEBENTURES OR CASH UPON LIQUIDATION OF THE TRUST

     The Company has the right, at any time, to dissolve the Trust and cause the Subordinated Debentures to be distributed to the holders of the Preferred Securities in exchange therefor upon liquidation of the Trust. Such right is subject to the Company's having received prior approval of the Federal Reserve Board if then required under applicable capital guidelines or policies. If SunTrust exercises its right to dissolve the Trust and cause the Subordinated Debentures to be distributed on a pro rata basis to the holders of the Preferred Securities, such distribution (assuming, as expected, that the Trust is classified as a grantor trust) should be treated as a nontaxable event to the holders. In such event, each holder of Preferred Securities would have an adjusted tax basis in the Subordinated Debentures received in the liquidation equal to the adjusted tax basis in its Preferred Securities surrendered therefor and the holding period of the Subordinated Debentures would include the period during which the holder had held the Preferred Securities. Should there be a change in law, a change in legal interpretation, a Tax Event or other circumstances, however, the distribution could be a taxable event to holders of the Preferred Securities. If the Company elects neither to redeem the Subordinated Debentures prior to their Stated Maturity nor to dissolve the Trust and distribute the Subordinated Debentures to holders of the Preferred Securities in exchange therefor the Preferred Securities will remain outstanding until the Stated Maturity of the Subordinated Debentures.

     If, however, the Subordinated Debentures are redeemed for cash and the proceeds of such redemption are distributed to holders in redemption of their Preferred Securities, the redemption would be treated as a sale of the Preferred Securities, in which gain or loss would be recognized, as described immediately below.

SALES OF PREFERRED SECURITIES

     The Preferred Securities may trade at a price that does not accurately reflect the value of accrued but unpaid interest with respect to the underlying Subordinated Debentures. A holder that disposes of its Preferred Securities between record dates for payments of Distributions thereon will be required to include as ordinary income either OID (if applicable) or accrued but unpaid interest on the Subordinated Debentures through the date of disposition. To the extent the amount realized is less than a holder's adjusted tax basis, the holder generally will recognize a capital loss. Subject to certain limited exceptions, capital losses cannot be applied to offset ordinary income for United States federal income tax purposes.

UNITED STATES ALIEN HOLDERS

     For purposes of this discussion, a "United States Alien Holder" is any corporation, individual, partnership, estate or trust that is, as to the United States, a foreign corporation, a nonresident alien individual, a foreign partnership, or a nonresident fiduciary of a foreign estate or trust.

     Payments made to a holder of a Preferred Securities who is a United States Alien Holder will not be subject to withholding of United States federal income tax, provided that (a) the beneficial owner of the Preferred Securities does not actually or constructively (as determined under certain attribution rules prescribed by the Code) own 10% or more of the total combined voting power of all classes of stock of SunTrust entitled to vote, (b) the beneficial owner of the Preferred Securities is not a controlled foreign corporation that is related to

SunTrust through stock ownership, and (c) either (A) the beneficial owner of the Preferred Securities certifies to the Trust or its agent, under the penalty of perjury, that it is not a United States holder and provides its name and address or (B) a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business (a "Financial Institution"), and holds the Preferred Securities in such capacity, certifies to the Trust or its agent, under the penalty of perjury, that such statement has been received from the beneficial owner by it or by a Financial Institution between it and the beneficial owner and furnishes the Trust or its agent with a copy thereof. In addition, a United States Alien Holder of Preferred Securities will not be subject to withholding of United States federal income tax on any gain realized upon the sale or other disposition of a Preferred Security.

PROPOSED TAX LEGISLATION

     On February 6, 1997, the revenue portion of the Budget Proposal was released. If enacted, the Budget Proposal would generally deny deductions for interest or OID on an instrument issued by a corporation that has a maximum weighted average maturity of more than 40 years. The Budget Proposal also generally would deny deductions for interest or OID on an instrument issued by a corporation that has a maximum term of more than 15 years and that is not shown as indebtedness on the separate balance sheet of the issuer filed with the SEC. For purposes of the preceding sentence, in the case of an instrument with a maximum term of more than 15 years issued to a related party (other than a corporation) that is eliminated in the consolidated balance sheet that includes the issuer and the holder, the issuer will be treated as having characterized the instrument as equity if the holder or some other related party issues a related instrument that is not shown as indebtedness on the consolidated balance sheet filed with the SEC. The above described provisions of the Budget Proposal are proposed to be effective generally for instruments issued on or after the date of first Congressional committee action on the Budget Proposal. Since the Subordinated Debentures cannot have a term exceeding 40 years, the first of the above described budget proposals would be inapplicable. Furthermore, since SunTrust intends to report the Preferred Securities as indebtedness on its consolidated balance sheet filed with the SEC, the Budget Proposal as currently drafted would not appear to apply to the Subordinated Debentures. Additionally, the Budget Proposal would not apply to the Subordinated Debentures if they are issued prior to the date of the first Congressional committee action on the Budget Proposal. There can be no assurance, however, that similar legislation which would apply to the Subordinated Debentures will not be enacted, and such legislation could be retroactive in effect. If any such legislation were enacted, the Company would be unable to deduct interest on the Subordinated Debentures. Such a change could give rise to a Tax Event, which would permit the Company to cause a redemption of the Preferred Securities before May 15, 2007. See "Description of the Preferred Securities -- Tax Event and Capital Treatment Event Redemption," "-- Mandatory Redemption" and "Description of the Subordinated Debentures -- Optional Redemption."

INFORMATION REPORTING TO HOLDERS

     Interest paid on the Subordinated Debentures, or the amount of OID accruing on the Subordinated Debentures (if any), deemed held of record by individual citizens or residents of the United States, or certain trusts, estates, and partnerships, will be reported to the Internal Revenue Service on Forms 1099, which forms should be mailed to such holders of Preferred Securities by January 31 following each calendar year. Payments made on, and proceeds from the sale of, the Preferred Securities may be subject to a "backup" withholding tax (currently at 31%) unless the holder complies with certain identification and other requirements. Any amounts withheld under the backup withholding rules will be allowed as a credit against the holder's United States federal income tax liability, provided that the required information is furnished to the Internal Revenue Service.

                              ERISA CONSIDERATIONS

     The Employee Retirement Income Security Act of 1974, as amended ("ERISA") and the Code impose certain restrictions on (a) employee benefit plans (as defined in Section 3(3) of ERISA which are subject to the fiduciary responsibility provisions of Part 4 of Title I of ERISA), (b) plans described in
Section 4975(e)(1) of the Code, including individual retirement accounts and plans maintained for self-employed individuals, (c) any entities whose underlying assets include plan assets by reason of a plan's investment in such entities (each plan and entity described in (a), (b) and this (c) being a "Plan") and on (d) persons who have certain relationships to any such Plan which are defined in ERISA and the Code (each such person being a "party in interest" under ERISA and a "disqualified person" under the Code). ERISA also imposes duties on a person who is a fiduciary with respect to a Plan which is subject to ERISA and makes any such person liable for a violation of such duty, and ERISA and the Code prohibit certain transactions between a Plan and a party in interest or a disqualified person with respect to such Plan and can impose sanctions on any party in interest or disqualified person who engages in any such transactions.

     The Company (the obligor with respect to the Subordinated Debentures held by the Trust) and its affiliates and the Institutional Trustee may be a party in interest or a disqualified person with respect to a Plan which purchases or holds Preferred Securities, and a prohibited transaction under ERISA and the Code includes a direct or indirect loan or other extension of credit between a Plan and a party in interest or a disqualified person with respect to such Plan. Thus, a purchase or holding of Preferred Securities by a Plan may constitute or result in a prohibited transaction under ERISA or Section 4975 of the Code, unless such Preferred Securities are acquired pursuant to and in accordance with an applicable class prohibited transaction exemption, such as Prohibited Transaction Class Exemption ("PTCE") 84-14 (an exemption for certain transactions determined by an independent qualified professional asset manager), PTCE 91-38 (an exemption for certain transactions involving bank collective investment funds), PTCE 90-1 (an exemption for certain transactions involving insurance company pooled separate accounts), PTCE 95-60 (an exemption for transactions involving certain insurance company general accounts) or PTCE 96-23 (an exemption for certain transactions determined by an in-house asset manager). Any purchaser or holder of the Preferred Securities or any interest therein will be deemed to have represented by its purchase and holding thereof that either
(a) it is not a Plan or an entity whose underlying assets include "plan assets" by reason of any Plan's investment in that entity and is not purchasing such securities on behalf of or with "plan assets" of any Plan or (b) such purchase or holding is exempt from the prohibited transaction provisions of ERISA and the Code under PTCE 96-23, 95-60, 91-38, 90-1 or 84-14 with respect to such purchase or holding.

     In addition, a Plan fiduciary considering the purchase of Preferred Securities should be aware that the assets of the Trust may be considered "plan assets" of the Plan under ERISA unless the Preferred Securities meet the conditions for the "publicly offered security" exception to the Department of Labor's plan asset regulations as set forth in 29 CFR sec. 2510.3-101. This exception (in relevant part) requires that the Preferred Securities (i) be freely transferable, (ii) be a part of a class of securities that is widely held and (iii) be sold to the Plan as part of an offering of securities to the public pursuant to an effective registration statement under the Securities Act of 1933 and be registered under the Exchange Act within the time period prescribed in these regulations. Whether a security is freely transferable is a facts and circumstances question. On the other hand, a class of securities will be deemed to be widely held only if it is a class of securities that is owned by 100 or more investors independent of the issuer and one another. While the Preferred Securities will be sold pursuant to an effective registration statement under the Securities Act of 1933 and while the Company proposes to register such securities under the Exchange Act; no assurance can be made that the Preferred Securities will satisfy all the conditions to this exemption.

     In the event that the "publicly offered securities" exception were not available and the assets of the Trust were, accordingly, deemed to be "plan assets" of each Plan that invests in the Preferred Securities, the Institutional Trustee, as well as any other person who exercises any discretion with respect to the Subordinated Debentures, could be a fiduciary and party in interest with respect to the investing Plan. In an effort to avoid certain additional prohibited transactions under ERISA and the Code that could thereby result, each investing Plan, by purchasing the Preferred Securities, will be deemed to have directed the Trust to invest in the Subordinated Debentures and to have appointed the Institutional Trustee. In this regard, it should be noted that, in the event of a Declaration Event of Default, the Company may not remove the Institutional Trustee. Any Plan fiduciary proposing to acquire Preferred Securities for any Plan should consult with its counsel before effecting such purchase.

                                  UNDERWRITING

     Subject to the terms and conditions set forth in an underwriting agreement (the "Underwriting Agreement"), the form of which has been filed as an exhibit to the Registration Statement of which this Prospectus Supplement and the accompanying Prospectus form a part, SunTrust Capital Trust has agreed to sell to each of the Underwriters named below, and each of the Underwriters has severally agreed to purchase the number of Preferred Securities set forth opposite its name below. In the Underwriting Agreement, the several Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all the Preferred Securities offered hereby if any of the Preferred Securities are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the purchase commitments of the non-defaulting Underwriters may be increased or the Underwriting Agreement may be terminated.

                                                                   NUMBER OF
UNDERWRITERS                                                  PREFERRED SECURITIES
------------                                                  --------------------
Lehman Brothers Inc. .......................................         157,500
Salomon Brothers Inc .......................................         157,500
Donaldson, Lufkin & Jenrette Securities Corporation.........          35,000
                                                                   ---------
          Total.............................................         350,000
                                                                   =========

     The Underwriters propose to offer the Preferred Securities, in part, directly to the public at the initial public offering price set forth on the cover page of this Prospectus Supplement, and, in part, to certain securities dealers at such price less a concession not in excess of $5.00 per Preferred Security. The Underwriters may allow, and such dealers may reallow, a discount not in excess of $2.50 per Preferred Security to certain other dealers. After the Preferred Securities are released for sale to the public, the offering price and other selling terms may from time to time be varied by the Underwriters.

     In view of the fact that the proceeds of the sale of the Preferred Securities will ultimately be used to purchase the Subordinated Debentures of SunTrust, the Underwriting Agreement provides that SunTrust will pay as compensation ("Underwriters' Compensation") to the Underwriters arranging the investment therein of such proceeds, an amount in immediately available funds of $8.75 per Preferred Security (or $3,062,500 in the aggregate) for the accounts of the several Underwriters.

     The Underwriters may not confirm sales to any accounts over which they exercise discretionary authority without the prior approval of the transaction by the customer.

     During the period from the date of the Underwriting Agreement and continuing to and including the closing date for the sale of the Preferred Securities, neither SunTrust Capital Trust nor SunTrust will, without the prior written consent of the Underwriters, directly or indirectly, sell, offer to sell, or otherwise dispose of, any Preferred Securities, any other beneficial interests in the assets of the Trust, or any preferred securities or any other securities of the Trust or SunTrust that are substantially similar to the Preferred Securities, including any guarantee of such securities (except for the Preferred Securities offered hereby).

     A portion of the Preferred Securities will be offered by the Underwriters specified herein directly or through their representative selling agents outside the United States. Investors may elect to hold beneficial interests in the Preferred Securities through either DTC (in the United States), Cedel or Euroclear (outside the United States), if they are participants of such systems, or indirectly through organizations which are participants in such systems.

     The Preferred Securities are a new issue of securities with no established trading market. The Trust does not intend to apply for listing of the Preferred Securities on a national securities exchange, but has been advised by the Underwriters that they presently intend to make a market in the Preferred Securities as permitted by applicable laws and regulations. The Underwriters are not obligated, however, to make a market in the Preferred Securities and any such market-making may be discontinued at any time at the sole discretion of the Underwriters. Accordingly, no assurance can be given as to the liquidity of, or trading markets for, the Preferred Securities.

     SunTrust Capital Trust and SunTrust have agreed to indemnify the Underwriters against, or contribute to payments that the Underwriters may be required to make in respect of, certain liabilities, including liabilities under the Securities Act of 1933, as amended.

     Certain of the Underwriters may engage in stabilizing transactions, syndicate covering transactions and penalty bids in accordance with Rule 104 under the Exchange Act. Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum. Syndicate covering transactions involve purchases of the Preferred Securities in the open market after the distribution has been completed in order to cover syndicate short positions. Penalty bids permit such managing underwriter to reclaim a selling concession from a syndicate member when the Preferred Securities originally sold by such syndicate member are purchased in a syndicate covering transaction to cover syndicate short positions. Such stabilizing transactions, syndicate covering transactions and penalty bids may cause the price of the Preferred Securities to be higher than it would otherwise be in the absence of such transactions.

     Certain of the Underwriters engage in transactions with, and, from time to time, have performed services for, SunTrust and its subsidiaries in the ordinary course of business.

                                 LEGAL MATTERS

     The validity of the Subordinated Debentures and the Preferred Securities Guarantee will be passed upon for SunTrust by King & Spalding, New York, New York. Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon for SunTrust Capital Trust by Skadden, Arps, Slate, Meagher & Flom LLP, special Delaware counsel to SunTrust Capital Trust. Certain United States income taxation matters will be passed upon for SunTrust and SunTrust Capital Trust by King & Spalding, Atlanta, Georgia. Certain other legal matters will be passed upon for SunTrust by Raymond D. Fortin, Senior Vice President and Counsel of SunTrust. Certain legal matters will be passed upon for the Underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. As of December 31, 1996, Raymond D. Fortin was the record and beneficial owner of 20,800 shares of common stock of SunTrust and held options to purchase 3,000 shares of common stock of SunTrust.

PROSPECTUS

                              SUNTRUST BANKS, INC.
                          SUBORDINATED DEBT SECURITIES
                          ---------------------------

                               SUNTRUST CAPITAL I
                              SUNTRUST CAPITAL II
                              PREFERRED SECURITIES
                    FULLY AND UNCONDITIONALLY GUARANTEED BY
                              SUNTRUST BANKS, INC.
                          ---------------------------

     SunTrust Banks, Inc., a Georgia corporation ("SunTrust" or the "Company"), may offer from time to time, in one or more series, subordinated debt securities consisting of debentures, notes or other evidences of indebtedness (the "Subordinated Debt Securities") in amounts, at prices and on terms to be determined at the time of such offering. The Subordinated Debt Securities when issued will be unsecured obligations of the Company. The Company's obligations under the Subordinated Debt Securities will be subordinate and junior in right of payment to certain other indebtedness, as may be described in a prospectus supplement (a "Prospectus Supplement") accompanying this prospectus (the "Prospectus").

     SunTrust Capital I and SunTrust Capital II (each, a "SunTrust Capital Trust"), each a statutory business trust formed under the laws of the State of Delaware, may offer and sell, from time to time, preferred securities, representing beneficial ownership interests in the assets of the respective SunTrust Capital Trust ("Preferred Securities"). The Company will be the owner of the common securities (the "Common Securities," and together with the Preferred Securities, the "Trust Securities") representing beneficial ownership interests in the assets of such SunTrust Capital Trusts. The payment of periodic cash distributions ("distributions") with respect to Preferred Securities of a SunTrust Capital Trust out of moneys held by such SunTrust Capital Trust, and payments on liquidation, redemption or otherwise with respect to such Preferred Securities, will be guaranteed by SunTrust to the extent described herein (each a "Preferred Securities Guarantee"). See "Description of the Preferred Securities Guarantees." SunTrust's obligations under the Preferred Securities Guarantees will be subordinate and junior in right of payment to certain other indebtedness of SunTrust as may be described in an accompanying Prospectus Supplement. Subordinated Debt Securities may be issued and sold from time to time in one or more series to a SunTrust Capital Trust, or a trustee of such SunTrust Capital Trust, in connection with the investment of the proceeds from the offering of Preferred Securities and Common Securities of such SunTrust Capital Trust. The Subordinated Debt Securities purchased by a SunTrust Capital Trust may be subsequently distributed pro rata to holders of Trust Securities in connection with the dissolution of such SunTrust Capital Trust as may be described in an accompanying Prospectus Supplement. The Subordinated Debt Securities and the Preferred Securities and the related Preferred Securities Guarantees are sometimes collectively referred to hereafter as the "Offered Securities."

     Specific terms of the Subordinated Debt Securities of any series or the Preferred Securities of any SunTrust Capital Trust, the terms of which will mirror the terms of the Subordinated Debt Securities held by such SunTrust Capital Trust in respect of which this Prospectus is being delivered, will be set forth in the Prospectus Supplement with respect to such securities, which will describe, without limitation and where applicable, the following: (i) in the case of
                                                        (Continued on next page)
                          ---------------------------

  THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS THE SECURITIES
   AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A
                               CRIMINAL OFFENSE.
                          ---------------------------

 THE SECURITIES OFFERED HEREBY ARE NOT DEPOSITS OR SAVINGS ACCOUNTS AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENTAL
                           AGENCY OR INSTRUMENTALITY.
                   The date of this Prospectus is May 6, 1997

(continued from previous page)

Subordinated Debt Securities, the specific designation, aggregate principal amount, denomination, maturity, premium, if any, any exchange, redemption or sinking fund provisions, if any, interest rate (which may be fixed or variable), if any, the time and method of calculating interest payments, if any, dates on which premium and interest will be payable, the right of SunTrust, if any, to defer payment of interest on the Subordinated Debt Securities and the maximum length of such deferral period, the initial public offering price, subordination terms, and any listing on a securities exchange and other specific terms of the offering; and (ii) in the case of Preferred Securities, the designation, number of securities, liquidation preference per security, initial public offering price, any listing on a securities exchange, distribution rate (or method of calculation thereof), dates on which distributions will be payable and dates from which distributions shall accrue, any voting rights, terms for any exchange into other securities, any redemption, exchange or sinking fund provisions, any other rights, preferences, privileges, limitations or restrictions relating to the Preferred Securities and the terms upon which the proceeds of the sale of the Preferred Securities shall be used to purchase a specific series of Subordinated Debt Securities of SunTrust. If so specified in the Prospectus Supplement, Offered Securities may be issued in whole or in part in the form of one or more temporary or permanent global securities ("Global Securities"). If, as set forth in a Prospectus Supplement, the Company has the right to defer payments of interest on a series of Subordinated Debt Securities by extending the interest payment period of such series of Subordinated Debt Securities, and the Company exercises that right, distributions on the corresponding series of Preferred Securities will also be deferred.

     If, as set forth in a Prospectus Supplement, the Company has the right to defer payments of interest on a series of Subordinated Debt Securities by extending the interest payment period of such series of Subordinated Debt Securities, and the Company exercises that right, distributions on the corresponding series of Preferred Securities will also be deferred.

     The Offered Securities may be offered in amounts, at prices and on terms to be determined at the time of offering. The Prospectus Supplement relating to any series of Offered Securities will contain information concerning the United States federal income tax considerations applicable to the Offered Securities.

     SunTrust and/or each of the SunTrust Capital Trusts may sell the Offered Securities directly to purchasers, through agents designated from time to time, to dealers or through underwriters or a group of underwriters. If any agents of SunTrust and/or any SunTrust Capital Trust or any underwriters or dealers are involved in the sale of the Offered Securities, the names of such agents, underwriters or dealers and any applicable commissions and discounts will be set forth in the related Prospectus Supplement.

     This Prospectus may not be used to consummate sales of securities unless accompanied by a Prospectus Supplement.

     NO DEALER, SALESPERSON OR OTHER INDIVIDUAL HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED OR INCORPORATED BY REFERENCE IN THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT IN CONNECTION WITH THE OFFER MADE BY THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SUNTRUST, ANY SUNTRUST CAPITAL TRUST OR THE UNDERWRITERS. NEITHER THE DELIVERY OF THIS PROSPECTUS OR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT NOR ANY SALE MADE HEREUNDER AND THEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE AN IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE AFFAIRS OF SUNTRUST OR ANY SUNTRUST CAPITAL TRUST SINCE THE DATE HEREOF OR THEREOF. NEITHER THIS PROSPECTUS NOR ANY ACCOMPANYING PROSPECTUS SUPPLEMENT CONSTITUTES AN OFFER OR SOLICITATION BY ANYONE IN ANY STATE IN WHICH SUCH OFFER OR SOLICITATION IS NOT AUTHORIZED OR IN WHICH THE PERSON MAKING SUCH OFFER OR SOLICITATION IS NOT QUALIFIED TO DO SO OR TO ANYONE TO WHOM IT IS UNLAWFUL TO MAKE SUCH OFFER OR SOLICITATION.

                             ---------------------

                             AVAILABLE INFORMATION

     This Prospectus constitutes a part of the Registration Statement on Form S-3 (together with all amendments and exhibits thereto, the "Registration Statement") filed by SunTrust and the SunTrust Capital Trusts with the Securities and Exchange Commission (the "SEC" or the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with respect to the Offered Securities. This Prospectus does not contain all of the information set forth in such Registration Statement, certain parts of which are omitted in accordance with the rules and regulations of the SEC, although it does include a summary of the material terms of the Indenture (as defined herein) and the Declaration of Trust (as defined herein) of each SunTrust Capital Trust to be used in connection with the issuance of Subordinated Debt Securities and Preferred Securities, respectively. Reference is made to such Registration Statement and to the exhibits thereto for further information with respect to the Company, the SunTrust Capital Trusts and the Offered Securities. Any statements contained herein concerning the provisions of any document filed as an exhibit to the Registration Statement or otherwise filed with the SEC or incorporated by reference herein are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference.

     SunTrust is subject to the informational requirements of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and, in accordance therewith, files reports, proxy statements and other information with the SEC. Such reports, proxy statements and other information concerning the Company can be inspected and copied at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549 and at the Commission's Regional Offices in New York (13th Floor, 7 World Trade Center, New York, New York 10048) and Chicago (Suite 1400, 500 West Madison Street, Chicago, Illinois 60661-2511). The Commission also maintains a Web site at http://www.sec.gov. that contains reports, proxy statements and other information regarding registrants that file electronically with the Commission. In addition, such reports, proxy statement and other information concerning the Company can be inspected at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005.

     No separate financial statements of the SunTrust Capital Trusts have been included herein. SunTrust does not consider that such financial statements would be material to holders of the Preferred Securities because (i) all of the voting securities of the SunTrust Capital Trusts will be owned, directly or indirectly, by SunTrust, a reporting company under the Exchange Act, (ii) the SunTrust Capital Trusts have no independent operations and exist for the sole purpose of issuing securities representing undivided beneficial interests in their respective assets and investing the proceeds thereof in Subordinated Debt Securities issued by SunTrust, and (iii) SunTrust's obligations described herein and in any accompanying Prospectus Supplement to provide certain indemnities in respect of and be responsible for certain costs, expenses, debts and liabilities of each of the SunTrust Capital Trusts under the Indenture and any supplemental indenture thereto and pursuant to the applicable Declaration of Trust, the applicable Preferred Securities Guarantee issued with respect to Preferred Securities issued by such SunTrust Capital Trust, the Subordinated Debt Securities purchased by such SunTrust Capital Trust and the Indenture, taken together, constitute a full and unconditional guarantee of payments due on the Preferred Securities. See "Description of the Subordinated Debt Securities" and "Description of the Preferred Securities Guarantees."

     The SunTrust Capital Trusts are not currently subject to the informational requirements of the Exchange Act. The SunTrust Capital Trusts will become subject to such requirements upon the effectiveness of the Registration Statement, although they intend to seek and expect to receive exemptions therefrom.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The Company hereby incorporates by reference in this Prospectus its Annual Report on Form 10-K for the year ended December 31, 1996.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the termination of the offering of the Offered Securities shall be deemed to be incorporated by reference into this Prospectus and shall be deemed a part hereof from the date of filing of such documents. Any statement contained in this Prospectus or any accompanying Prospectus Supplement or in a document incorporated or deemed to be incorporated by reference herein or therein shall be deemed to be modified or superseded for purposes of this Prospectus or such accompanying Prospectus Supplement to the extent that a statement contained herein or therein or in any subsequently filed document which also is or is deemed to be incorporated by reference herein or therein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of the Registration Statement or this Prospectus.

     The Company will provide without charge to each person to whom a copy of this Prospectus is delivered, upon the written or oral request of such person, a copy of any or all of the documents incorporated by reference herein, except for exhibits to such documents unless such exhibits are specifically incorporated by reference into such documents. Written requests for any such documents should be sent to: James C. Armstrong, First Vice President -- Investor Relations, SunTrust Banks, Inc., 303 Peachtree Street, N.E., Atlanta, Georgia 30308. Telephone requests may be directed to 404-588-7425.

                                  THE COMPANY

GENERAL

     The Company is a regional bank holding company which, through its subsidiary banks (the "Subsidiary Banks"), conducts a broad range of commercial banking activities, including accepting demand, time and saving deposits, making secured and unsecured business and consumer loans and leases, extending commercial lines of credit, issuing and servicing credit cards and certain other types of revolving credit accounts, providing commercial factoring services, cash management services, investment counseling, safe deposit services, personal and corporate trust and other fiduciary services and engaging in leasing, mortgage banking, correspondent banking, international banking, investment banking, trading in U.S. government securities and municipal bonds and underwriting certain types of general obligation municipal bonds.

     Under the longstanding policy of the Federal Reserve Board, a bank holding company is expected to act as a source of financial strength for its subsidiary banks and to commit resources to support such banks. As a result of this policy, the Company may be required to commit resources to the Subsidiary Banks in circumstances where it might not otherwise do so.

     Because the Company is a holding company, its rights and the rights of its creditors, including the holders of the Subordinated Debt Securities and the Preferred Securities Guarantees, to participate in the distribution and payment of assets of any subsidiary upon the subsidiary's liquidation or recapitalization would be subject to the prior claims of such subsidiary's creditors except to the extent that the Company may itself be a creditor with recognized claims against the subsidiary.

     The Company's principal executive offices are located at 303 Peachtree Street, N.E., Atlanta, Georgia 30308, and its telephone number is 404-588-7711.

CONSOLIDATED RATIO OF EARNINGS TO FIXED CHARGES

     The following table sets forth the consolidated ratio of earnings to fixed charges of the Company. The consolidated ratio of earnings to fixed charges has been computed by dividing (i) net income plus all applicable income taxes plus fixed charges by (ii) fixed charges. Fixed charges represent interest expense (ratios are presented both including and excluding interest on deposits), and the portion of net rental expense which is deemed to be equivalent to interest on long-term debt. Interest expense (other than on deposits) includes interest on long-term debt, federal funds purchased and securities sold under agreements to repurchase, mortgages, commercial paper and other funds borrowed.

                                                                    YEAR ENDED DECEMBER 31,
                                                             -------------------------------------
                                                             1996    1995    1994    1993    1992
                                                             -----   -----   -----   -----   -----
Including interest on deposits.............................  1.61x   1.61x   1.83x   1.87x   1.58x
Excluding interest on deposits.............................  3.30x   3.20x   4.24x   5.07x   4.70x

                                   THE TRUSTS

     Each SunTrust Capital Trust is a statutory business trust formed under Delaware law pursuant to (i) a separate declaration of trust (each a "Declaration") executed by the Company, as sponsor for such trust (the "Sponsor"), and the Trust Trustees (as defined herein) for such trust and (ii) the filing of a certificate of trust with the Delaware Secretary of State. Each SunTrust Capital Trust exists for the exclusive purposes of (i) issuing its Preferred Securities and Common Securities, (ii) investing the gross proceeds of such Trust Securities in the Subordinated Debt Securities and (iii) engaging in only those other activities necessary or incidental thereto. The Common Securities of a SunTrust Capital Trust will rank pari passu, and payments will be made thereon pro rata, with the Preferred Securities of such SunTrust Capital Trust except that upon an event of default under the related Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the

Preferred Securities. The Company will, directly or indirectly, acquire Common Securities in an aggregate liquidation amount equal to at least 3% of the total capital of each SunTrust Capital Trust.

     The number of trustees of each SunTrust Capital Trust (the "Trust Trustees") shall initially be five. The duties and obligations of the Trust Trustees shall be governed by the Declaration of such SunTrust Capital Trust. Three of such Trust Trustees will be employees or officers of, or affiliated with, the Company (the "Regular Trustees"). The fourth of such Trust Trustees will be a financial institution that will be unaffiliated with the Company and will act as property trustee and as indenture trustee for purposes of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms set forth in a Prospectus Supplement (the "Institutional Trustee"). In addition, unless the Institutional Trustee maintains a principal place of business in the State of Delaware, and otherwise meets the requirements of applicable law, one Trust Trustee of each SunTrust Capital Trust will have its principal place of business or reside in the State of Delaware (the "Delaware Trustee"). The Company will pay all fees and expenses related to the SunTrust Capital Trusts and the offering of Trust Securities, the payment of which will be guaranteed by the Company. No amendment or modification may be made to the Declaration of a Trust that would adversely affect the powers, preferences or special rights of the Trust Securities issued thereby without the approval of the holders of a majority in liquidation amount of such Trust Securities. If any such amendment or modification would adversely affect only the Preferred Securities or the Common Securities, then only the affected class will be entitled to vote on such amendment or modification and such amendment or modification shall not be effective except with the approval of the holders of a majority in liquidation amount of such class of Trust Securities.

     The First National Bank of Chicago ("First Chicago") will act as indenture trustee for purposes of the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act"), pursuant to the terms set forth in the Prospectus Supplement (the "Institutional Trustee") and First Chicago Delaware Inc. will act as the Delaware Trustee for each SunTrust Capital Trust. The office of the Delaware Trustee in the State of Delaware is 300 King Street, Wilmington, Delaware 19801. The principal executive offices of each SunTrust Capital Trust are located at 303 Peachtree Street, N.E., Atlanta, Georgia 30308, and the telephone number of each SunTrust Capital Trust is 404-588-7711.

                                USE OF PROCEEDS

     Each SunTrust Capital Trust will use all proceeds received from the sale of the Preferred Securities to purchase Subordinated Debt Securities from the Company. Except as otherwise set forth in the applicable Prospectus Supplement, the Company intends to use the proceeds from the sale of its Subordinated Debt Securities for general corporate purposes, including investments in, or loans to, its subsidiaries, refinancing of debt, including outstanding commercial paper and other short-term indebtedness, redemption or repurchase of shares of its outstanding common and preferred stock, the satisfaction of other obligations, the purchase of trust-originated capital securities or for such other purposes as may be specified in the applicable Prospectus Supplement.

                DESCRIPTION OF THE SUBORDINATED DEBT SECURITIES

     Subordinated Debt Securities may be issued from time to time in one or more series under an Indenture, which term includes all supplements thereto (the "Indenture"), to be entered into by the Company and First Chicago, as trustee (the "Debt Trustee"). The terms of such Subordinated Debt Securities will include those stated in the Indenture, which shall be filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and those made part of the Indenture by the Trust Indenture Act. The following summary of the material terms of the Indenture does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, the Indenture and the Trust Indenture Act. Whenever particular provisions or defined terms in the Indenture are referred to herein, such provisions or defined terms are incorporated by reference herein.

GENERAL

     The Subordinated Debt Securities will be unsecured, subordinated obligations of the Company. The Indenture does not limit the aggregate principal amount of Subordinated Debt Securities that may be issued thereunder and provides that the Subordinated Debt Securities may be issued from time to time in one or more series. The Subordinated Debt Securities are issuable in one or more series pursuant to an indenture supplemental to the Indenture or a resolution of the Company's Board of Directors or a committee appointed thereby (each, a "Supplemental Indenture").

     In the event Subordinated Debt Securities are issued to a SunTrust Capital Trust or a Trust Trustee thereof in connection with the issuance of Trust Securities by such SunTrust Capital Trust, such Subordinated Debt Securities subsequently may be distributed pro rata to the holders of such Trust Securities in connection with the dissolution of such SunTrust Capital Trust as described in the Prospectus Supplement relating to such Trust Securities. Only one series of Subordinated Debt Securities will be issued to a SunTrust Capital Trust or a Trust Trustee thereof in connection with the issuance of Trust Securities by such SunTrust Capital Trust.

     Reference is made to the Prospectus Supplement relating to the particular series of Subordinated Debt Securities being offered thereby for the following terms: (i) the title of the Subordinated Debt Securities; (ii) any limit upon the aggregate principal amount of the Subordinated Debt Securities that may be authenticated and delivered under the Indenture; (iii) the date or dates on which the principal of and premium, if any, on the Subordinated Debt Securities is payable; (iv) the rate or rates at which the Subordinated Debt Securities shall bear interest, if any, or the method by which such interest may be determined, the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable or the manner of determination of such interest payment dates and the record dates for the determination of holders to whom interest is payable on any such interest payment dates; (v) the place or places where the principal of, premium, if any, and any interest on the Subordinated Debt Securities shall be payable; (vi) the right, if any, to extend the interest payment periods and the duration of such extension; (vii) the price or prices at which, the period or periods within which, the event or events giving rise to, and the terms and conditions upon which, Subordinated Debt Securities may be redeemed, in whole or in part, at the option of the Company, pursuant to any sinking fund or otherwise; (viii) the obligation, if any, of the Company to redeem or purchase the Subordinated Debt Securities pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which, and the period or periods within which, and the terms and conditions upon which, Subordinated Debt Securities shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligation; (ix) if other than denominations of $1,000 and any integral multiple thereof, the denominations in which the Subordinated Debt Securities shall be issuable; (x) any event of default with respect to the Subordinated Debt Securities, if not set forth in the Indenture; (xi) the form of the Subordinated Debt Securities including the form of the certificate of authentication; (xii) any trustee, authenticating or paying agent, warrant agent, transfer agent or registrar with respect to the Subordinated Debt Securities; (xiii) whether the Subordinated Debt Securities shall be issued in whole or in part in the form of one or more Global Securities and, in such case, the Global Depositary (as defined herein) for such Global Security or Global Securities, and certain other matters relating to such Global Securities; and
(xiv) any other terms of the series.

     If a Prospectus Supplement specifies that a series of Subordinated Debt Securities is denominated in a currency or currency unit other than United States dollars, such Prospectus Supplement shall also specify the denomination in which such Subordinated Debt Securities will be issued and the coin or currency in which the principal of, premium, if any, and interest, if any, on, such Subordinated Debt Securities will be payable, which may be United States dollars based upon the exchange rate for such other currency or currency unit existing on or about the time a payment is due.

     The Indenture does not contain provisions that would afford holders of the Subordinated Debt Securities protection in the event of a highly leveraged transaction or other similar transaction involving SunTrust that may adversely affect such holders.

FORM, EXCHANGE, REGISTRATION, TRANSFER AND PAYMENT

     Unless otherwise specified in a Prospectus Supplement, the Subordinated Debt Securities will be issued in fully registered form without coupons and in denominations of $1,000 and integral multiples of $1,000. No service charge will be made for any transfer or exchange of the Subordinated Debt Securities, but the Company or the Debt Trustee may require payment of a sum sufficient to cover any tax or other government charge payable in connection therewith.

     Unless otherwise provided in a Prospectus Supplement, principal, premium, if any, or interest, if any, will be payable and the Subordinated Debt Securities may be surrendered for payment or transferred at the offices of the Debt Trustee as paying and authenticating agent, provided that payment of interest, if any, may be made at the option of the Company (i) by check mailed to the address of the person entitled thereto as it appears in the Security Register or (ii) by wire transfer to an account maintained by the person entitled thereto as specified in the applicable Security Register.

BOOK-ENTRY SUBORDINATED DEBT SECURITIES

     The Subordinated Debt Securities of a series may be issued in whole or in part in the form of one or more Global Securities that will be deposited with, or on behalf of, a depositary (the "Global Depositary") or its nominee, identified in the Prospectus Supplement relating to such series. In such case, one or more Global Securities will be issued in a denomination or aggregate denomination equal to the portion of the aggregate principal amount of Outstanding Subordinated Debt Securities of the series to be represented by such Global Security or Securities. Unless and until it is exchanged in whole or in part for Subordinated Debt Securities in definitive registered form, a Global Security may not be registered for transfer or exchange except as a whole by the Global Depositary for such Global Security to a nominee for such Global Depositary and except in the circumstances described in the applicable Prospectus Supplement.

     The specific terms of the depositary arrangement with respect to any portion of a series of Subordinated Debt Securities to be represented by a Global Security and a description of the Global Depositary will be provided in the Prospectus Supplement.

SUBORDINATION

     The Subordinated Debt Securities will be subordinated and junior in right of payment to certain other indebtedness of the Company (which may include both senior and subordinated indebtedness for money borrowed) to the extent set forth in a Prospectus Supplement.

CERTAIN COVENANTS OF THE COMPANY

     The Company has covenanted that it will not, and will not permit any subsidiary of the Company to, (i) declare or pay any dividends or distributions on, or prepay, purchase, acquire, or make a liquidation payment with respect to, any of SunTrust's capital stock, (ii) make any payment of principal of, premium, if any, or interest on, or repay, repurchase or redeem any debt securities of the Company (including other Subordinated Debt Securities) that rank pari passu with, or junior in right of payment to, the Subordinated Debt Securities or
(iii) make any guarantee payment with respect to any guarantee by the Company of debt securities of any subsidiary of the Company if such guarantee ranks pari passu with, or junior in right of payment to, the Subordinated Debt Securities (other than (a) dividends, distributions, redemptions, purchases or acquisitions made by the Company by way of issuance of its capital stock (or options, warrants or other rights to subscribe therefor), (b) any declaration of a dividend in connection with the implementation of a shareholders' rights plan, or the issuance of stock under any such plan in the future, or the redemption or repurchase of any such rights pursuant thereto, (c) payments under the Preferred Securities Guarantee or Common Securities Guarantee relating to Trust Securities issued by the SunTrust Capital Trust holding the Subordinated Debt Securities,
(d) the purchase of fractional shares resulting from a reclassification of the Company's capital stock, (e) the purchase of fractional interests in shares of the Company's capital stock pursuant to the conversion or exchange provisions of such capital stock or the security being converted or exchanged, (f) purchases of common stock related to the issuance of common stock or rights under any of the Company's benefit plans for its directors, officers or employees and (g) obligations under any of the Company's dividend reinvestment or stock purchase plans), if at such time (i) there shall have occurred any event of which the Company has actual knowledge that (a) with the giving of notice or the lapse of time, or both, would constitute an "Event of Default" under the Indenture with respect to the Subordinated Debt Securities of such series and (b) in respect of which the Company shall not have taken reasonable steps to cure, (ii) if such Subordinated Debt Securities are held by the Institutional Trustee, the Company shall be in default with respect to its payment of obligations under the Preferred Securities Guarantee or Common Securities Guarantee relating to such SunTrust Capital Trust or (iii) the Company shall have given notice of its election of the exercise of its right to defer payment of interest on such Subordinated Debt Securities by extending the interest payment period as provided in the Indenture with respect to the Subordinated Debt Securities and shall not have rescinded such notice, or such period, or any extension thereof, shall be continuing.

     In the event Subordinated Debt Securities are issued to a SunTrust Capital Trust or Trust Trustee thereof in connection with the issuance of Trust Securities of such SunTrust Capital Trust, for so long as such Trust Securities remain outstanding, the Company will covenant (i) to maintain, directly or indirectly, 100% ownership of the Common Securities of such SunTrust Capital Trust, provided that certain successors that are permitted pursuant to the Indenture may succeed to the Company's ownership of the Common Securities, (ii) as issuer of the Subordinated Debt Securities, not to voluntarily terminate, wind-up or liquidate such SunTrust Capital Trust, except upon prior approval of the Federal Reserve Board (if then required under applicable capital guidelines or policies of the Federal Reserve Board) and in connection with (a) a distribution of Subordinated Debt Securities to the holders of the Trust Securities in liquidation of the SunTrust Capital Trust or (b) certain mergers, consolidations or amalgamations permitted by the Declaration of such SunTrust Capital Trust, (iii) to use its reasonable efforts, consistent with the terms and provisions of the Declaration of such SunTrust Capital Trust to cause such SunTrust Capital Trust to remain classified as a grantor trust and not as an association taxable as a corporation for United States federal income tax purposes and (iv) to use its reasonable efforts to cause the Subordinated Debt Securities to continue to be classified as indebtedness of the Company for United States federal income tax purposes.

LIMITATION ON MERGERS AND SALES OF ASSETS

     The Company shall not consolidate with, or merge into, any corporation or convey or transfer its properties and assets substantially as an entirety to any Person unless (i) the successor entity shall expressly assume the obligations of the Company under the Indenture and (ii) after giving effect thereto, no Event of Default, and no event that, after notice or lapse of time, or both, would become an Event of Default, shall have occurred and be continuing under the Indenture.

EVENTS OF DEFAULT, WAIVER AND NOTICE

     The Indenture provides that any one or more of the following described events that has occurred and is continuing constitutes an "Event of Default" with respect to each series of Subordinated Debt Securities:

          (i) default for 30 days in payment of any interest on the Subordinated Debt Securities of that series when due; provided, however, that a valid extension of the interest payment period by the Company shall not constitute a default in the payment of interest for this purpose; or

          (ii) default in payment of principal or premium, if any, on the Subordinated Debt Securities of that series when due either at maturity, upon redemption, by declaration or otherwise; provided, however, that a valid extension of the maturity of such Subordinated Debt Securities shall not constitute a default for this purpose; or

          (iii) default by the Company in the performance or breach, in any material respect, of any other of the covenants or agreements in the Indenture that shall not have been remedied for a period of 90 days after written notice to the Company by the Debt Trustee or to the Debt Trustee and the Company by the holders of not less than 25% in principal amount of the Subordinated Debt Securities of that series; or

          (iv) certain events of bankruptcy, insolvency or reorganization of the Company; or

          (v) any other Event of Default provided with respect to a particular series of Subordinated Debt Securities as described in the related Prospectus Supplement.

     The Indenture provides that the Debt Trustee may withhold notice to the holders of a series of Subordinated Debt Securities (except in payment of principal, premium, if any, or interest on, such Subordinated Debt Securities) if the Trustee considers it in the interest of such holders to do so.

     The Indenture provides that if an Event of Default with respect to any series of Subordinated Debt Securities shall have occurred and be continuing, either the Debt Trustee or the holders of 25% in principal amount of the Subordinated Debt Securities of such series affected thereby then outstanding may declare the principal of all such Subordinated Debt Securities of such series to be due and payable immediately, but upon certain conditions, such declarations may be annulled and past defaults may be waived (except defaults in payment of principal of, or interest or premium, if any, on, the Subordinated Debt Securities) by the holders of a majority in principal amount of the Subordinated Debt Securities of such series then outstanding.

     The holders of a majority in principal amount of the Subordinated Debt Securities of any series affected and then outstanding shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Debt Trustee under the Indenture with respect to such series, provided that the holders of the Subordinated Debt Securities shall have offered to the Debt Trustee reasonable indemnity against expenses and liabilities. The Indenture also provides that, notwithstanding any other provision of the Indenture, the holder of any Subordinated Debt Security of any series shall have the right to institute suit for the enforcement of any payment of principal of, or premium, if any, and interest on, such Subordinated Debt Security on the Stated Maturity (as defined in the Indenture) or upon repayment or redemption of such Subordinated Debt Security and that such right shall not be impaired without the consent of such holder. The Indenture requires the annual filing by the Company with the Debt Trustee of a certificate as to the absence of certain defaults under the Indenture.

MODIFICATION OF THE INDENTURE

     The Indenture contains provisions permitting the Company and the Debt Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of the Subordinated Debt Securities of all series affected by such modification at the time outstanding, to amend the Indenture or modify the rights of the holders of the Subordinated Debt Securities; provided, that no such amendment shall (i) change the fixed maturity of any Subordinated Debt Securities, or reduce the principal amount thereof or reduce the rate or extend the time of payment of interest thereon, or make the principal of, or interest or premium, if any, on, the Subordinated Debt Securities payable in any coin or currency other than that provided in the Subordinated Debt Securities, or impair or affect the right of any holder of Subordinated Debt Securities to institute suit for the payment thereof or reduce any amount payable on prepayment, without the consent of the holder of each Subordinated Debt Security so affected, or (ii) reduce the aforesaid percentage of Subordinated Debt Securities, for which the consent of the holders is required for any such modification, without the consent of the holders of each Subordinated Debt Security affected. If Subordinated Debt Securities of a series are held by a SunTrust Capital Trust or a Trust Trustee thereof, a supplemental indenture requiring such consent will not be effective until the holders of a majority in liquidation amount of the Trust Securities of the applicable SunTrust Capital Trust shall have consented to such supplemental indenture; provided, that if the consent of the holders of each outstanding Subordinated Debt Security of a series is required, such supplemental indenture shall not be effective until each holder of the Trust Securities of the applicable SunTrust Capital Trust shall have consented to such supplemental indenture. As a result of these pass-through voting rights with respect to modifications to the Indenture, no modification thereto shall be effective until the holders of a majority in liquidation amount of the Trust Securities consent to such modification and no modification described in clauses (i) or (ii) shall be effective without the consent of each holder of Preferred Securities and each holder of Common Securities of the applicable SunTrust Capital Trust.

SATISFACTION AND DISCHARGE

     The Indenture provides that when, among other things, all Subordinated Debt Securities of a series not previously delivered to the Debt Trustee for cancellation (i) have become due and payable or (ii) will become due and payable at their Stated Maturity within one year, and the Company deposits or causes to be deposited with the Debt Trustee trust funds, in trust, for the purpose of, and in an amount sufficient for, payment and discharge of the entire indebtedness on the Subordinated Debt Securities of such series not previously delivered to the Debt Trustee for cancellation, for the principal (and premium, if any) and interest to the date of the deposit or to the Stated Maturity, as the case may be, then the Indenture will cease to be of further effect with respect to that series (except as to the Company's obligations to pay all other sums due with respect to that series pursuant to the Indenture and to provide the officers' certificates and opinions of counsel described therein), and the Company will be deemed to have satisfied and discharged the Indenture with respect to that series.

GOVERNING LAW

     The Indenture and the Subordinated Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

THE DEBT TRUSTEE

     First Chicago, which serves as the Debt Trustee, the Institutional Trustee and the Preferred Guarantee Trustee (as defined herein), has a principal corporate trust office at One First National Plaza, Suite 0126, Chicago, Illinois 60670-0126. The Company and its affiliates have normal banking relationships with the Debt Trustee and its affiliates in the ordinary course of business.

                    DESCRIPTION OF THE PREFERRED SECURITIES

     Each SunTrust Capital Trust may issue only one series of Preferred Securities and such series shall have the terms described in the Prospectus Supplement relating thereto. The Declaration of each SunTrust Capital Trust authorizes the Regular Trustees of such SunTrust Capital Trust to issue on behalf of such SunTrust Capital Trust one series of Preferred Securities. Each such Declaration will be qualified as an indenture under the Trust Indenture Act. The Preferred Securities will have such terms, including with respect to distributions, redemption, voting, liquidation rights and such other preferred, deferred or other special rights or such restrictions as shall be set forth in the related Declaration, which shall be filed as an exhibit to the Registration Statement of which this Prospectus forms a part, and such terms as are made part of such Declaration by the Trust Indenture Act. The terms of the Preferred Securities will mirror the terms of the related Subordinated Debt Securities held by the relevant SunTrust Capital Trust and described in the Prospectus Supplement relating thereto. Reference is made to the Prospectus Supplement relating to the particular Preferred Securities of a SunTrust Capital Trust for specific terms, including (i) the distinctive designation of such Preferred Securities; (ii) the number and the initial public offering price of Preferred Securities issued by such SunTrust Capital Trust; (iii) the annual distribution rate (or method of determining such rate) for Preferred Securities issued by such SunTrust Capital Trust, the date or dates upon which such distributions shall be payable and the date or dates from which distributions shall accrue;
(iv) whether distributions on Preferred Securities issued by such SunTrust Capital Trust shall be cumulative, and, in the case of Preferred Securities having such cumulative distribution rights, the date or dates or method of determining the date or dates from which distributions on Preferred Securities issued by such SunTrust Capital Trust shall be cumulative; (v) the amount or amounts that shall be paid out of the assets of such SunTrust Capital Trust to the holders of Preferred Securities of such SunTrust Capital Trust upon voluntary or involuntary dissolution, winding-up or termination of such SunTrust Capital Trust; (vi) the obligation, if any, of such SunTrust Capital Trust to purchase or redeem Preferred Securities issued by such SunTrust Capital Trust and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Preferred Securities issued by such SunTrust Capital Trust shall be purchased or redeemed, in whole or in part, pursuant to such obligation; (vii) the voting rights, if any, of Preferred Securities issued by such SunTrust Capital Trust in addition to those required by law, including the number of votes per Preferred Security and any requirement for the approval by the holders of Preferred Securities, or of Preferred Securities issued by one or more SunTrust Capital Trusts, or of both, as a condition to specified action or amendments to the Declaration of such SunTrust Capital Trust; (viii) the terms and conditions, if any, upon which the Subordinated Debt Securities may be distributed to holders of Preferred Securities; (ix) the right and/or obligation, if any, of SunTrust to redeem or purchase such Preferred Securities pursuant to any sinking fund or analogous provision, or at the option of the holder thereof, and the period or periods for which, the price or prices at which, and the terms and conditions upon which, such Preferred Securities shall be redeemed or repurchased, in whole or in part, pursuant to such right and/or obligation; (x) the terms and conditions, if any, upon which the Preferred Securities may be converted into shares of the common stock of SunTrust, including the conversion price and the circumstances, if any, under which such conversion right shall expire; (xi) if applicable, any securities exchange upon which the Preferred Securities shall be listed; and (xii) any other relevant rights, preferences, privileges, limitations or restrictions of Preferred Securities issued by such SunTrust Capital Trust not inconsistent with the Declaration of such SunTrust Capital Trust or with applicable law. All Preferred Securities offered hereby will be guaranteed by the Company to the extent set forth below under "Description of the Preferred Securities Guarantees." Certain United States federal income tax considerations applicable to any offering of Preferred Securities will be described in the Prospectus Supplement relating thereto.

     In connection with the issuance of Preferred Securities, each SunTrust Capital Trust will issue one series of Common Securities. The Declaration of each SunTrust Capital Trust authorizes the Regular Trustees of such trust to issue on behalf of such SunTrust Capital Trust one series of Common Securities having such terms including distributions, redemption, voting, liquidation rights or such restrictions as shall be set forth therein. Except for voting rights, the terms of the Common Securities issued by a SunTrust Capital Trust will be identical to the terms of the Preferred Securities issued by such SunTrust Capital Trust and the Common Securities will rank pari passu and payments will be made thereon pro rata with the Preferred Securities except that, upon an Event of Default under the Declaration, the rights of the holders of the Common Securities to payment in respect of distributions and payments upon liquidation, redemption and otherwise will be subordinated to the rights of the holders of the Preferred Securities. Except in certain limited circumstances, the Common Securities will also carry the right to vote to appoint, remove or replace any of the Trust Trustees of a SunTrust Capital Trust. All of the Common Securities of each SunTrust Capital Trust will be directly or indirectly owned by the Company.

ENFORCEMENT OF CERTAIN RIGHTS BY HOLDERS OF PREFERRED SECURITIES

     If an Event of Default under the Declaration of a SunTrust Capital Trust occurs and is continuing, then the holders of Preferred Securities of such SunTrust Capital Trust will rely on the enforcement by the Institutional Trustee of its rights as a holder of the applicable series of Subordinated Debt Securities against the Company. In addition, the holders of a majority in liquidation amount of the Preferred Securities of such SunTrust Capital Trust will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Institutional Trustee or to direct the exercise of any trust or power conferred upon the Institutional Trustee under the applicable Declaration, including the right to direct the Institutional Trustee to exercise the remedies available to it as a holder of the Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the applicable series of Subordinated Debt Securities, a holder of Preferred Securities of such SunTrust Capital Trust may institute a legal proceeding directly against the Company to enforce the Institutional Trustee's rights under the applicable series of Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if an Event of Default under the applicable Declaration has occurred and is continuing and such event is attributable to the failure of the Company to pay interest on, premium, if any, or principal on the applicable series of Subordinated Debt Securities on the date such interest, premium or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities of such SunTrust Capital Trust may directly institute a proceeding for enforcement of payment to such holder of the principal of, premium, if any, or interest on, the applicable series of Subordinated Debt Securities having a principal amount equal to the aggregate liquidation amount of the Preferred Securities of such holder (a "Direct Action") on or after the respective due date specified in the applicable series of Subordinated Debt Securities. In connection with such Direct Action, the Company will be subrogated to the rights of such holder of Preferred Securities under the applicable Declaration to the extent of any payment made by the Company to such holder of Preferred Securities in such Direct Action.

INFORMATION CONCERNING THE INSTITUTIONAL TRUSTEE

     For information concerning the relationship between First Chicago, the Institutional Trustee, and the Company, see "Description of the Subordinated Debt Securities -- The Debt Trustee."

               DESCRIPTION OF THE PREFERRED SECURITIES GUARANTEES

     A Preferred Securities Guarantee will be executed and delivered by SunTrust for the benefit of the holders from time to time of Preferred Securities issued by each SunTrust Capital Trust. Each such Preferred Securities Guarantee will be qualified as an indenture under the Trust Indenture Act. First Chicago will act as trustee under each Preferred Securities Guarantee for purposes of the Trust Indenture Act (the "Preferred Guarantee Trustee"). The terms of each Preferred Securities Guarantee, which shall be filed as an exhibit to the Registration Statement of which this Prospectus forms a part, will be those set forth therein and those made part of such Preferred Securities Guarantee by the Trust Indenture Act. The summary of the material terms of the Preferred Securities Guarantees set forth below does not purport to be complete and is subject in all respects to the provisions of, and is qualified in its entirety by reference to, each such Preferred Securities Guarantee and the Trust Indenture Act. Each Preferred Securities Guarantee will be held by the Preferred Guarantee Trustee for the benefit of the holders of the Preferred Securities of the applicable SunTrust Capital Trust.

GENERAL

     Pursuant to each Preferred Securities Guarantee, the Company will irrevocably and unconditionally agree, to the extent set forth therein, to pay in full, to the holders of the Preferred Securities issued by a SunTrust Capital Trust, the Guarantee Payments (as defined herein) (except to the extent paid by such SunTrust Capital Trust), as and when due, regardless of any defense, right of set-off or counterclaim that such SunTrust Capital Trust may have or assert. The following payments with respect to Preferred Securities issued by a SunTrust Capital Trust, to the extent not paid by such SunTrust Capital Trust (the "Guarantee Payments"), will be subject to the Preferred Securities Guarantee thereon (without duplication): (i) any accrued and unpaid distributions that are required to be paid on such Preferred Securities, but if and only to the extent such SunTrust Capital Trust shall have funds available therefor; (ii) the redemption price, including all accrued and unpaid distributions to the date of payment (the "Redemption Price"), but if and only to the extent such SunTrust Capital Trust has funds available therefor with respect to any Preferred Security called for redemption by such SunTrust Capital Trust; and (iii) upon a voluntary or involuntary dissolution, winding-up or termination of such SunTrust Capital Trust (other than in connection with the distribution of Subordinated Debt Securities to the holders of Preferred Securities or the redemption of all of the Preferred Securities upon the maturity or redemption of the Subordinated Debt Securities), the lesser of (a) the aggregate of the liquidation amount and all accrued and unpaid distributions on such Preferred Securities to the date of payment, but if and only to the extent such SunTrust Capital Trust has funds available therefor and (b) the amount of assets of such SunTrust Capital Trust remaining available for distribution to holders of such Preferred Securities in liquidation of such SunTrust Capital Trust. The redemption price and liquidation amount will be fixed at the time the Preferred Securities are issued. The Company's obligation to make a Guarantee Payment may be satisfied by direct payment of the required amounts by the Company to the holders of Preferred Securities or by causing the applicable SunTrust Capital Trust to pay such amounts to such holders.

     No Preferred Securities Guarantee will apply to any payment of distributions, except to the extent such SunTrust Capital Trust shall have funds available therefor. If the Company does not make interest payments on the Subordinated Debt Securities purchased by a SunTrust Capital Trust, such SunTrust Capital Trust will not pay distributions on the Preferred Securities issued by such SunTrust Capital Trust and will not have funds available therefor. See "Description of the Subordinated Debt Securities -- Certain Covenants of the Company." The Preferred Securities Guarantee, when taken together with the Company's obligations under the Subordinated Debt Securities, the Indenture and the Declaration, including its obligations as issuer of the Subordinated Debt Securities to pay costs, expenses, debts and liabilities of such SunTrust Capital Trust (other than with respect to the payment of principal, premium, if any, and interest on the Trust Securities), will provide a full and unconditional guarantee on a subordinated basis by the Company of payments due on the Preferred Securities.

MODIFICATION OF THE PREFERRED SECURITIES GUARANTEES; ASSIGNMENT

     Except with respect to any changes that do not adversely affect the rights of holders of Preferred Securities (in which case no vote will be required), each Preferred Securities Guarantee may be amended only with the prior approval of the holders of not less than a majority in liquidation amount of the outstanding Preferred Securities issued by the applicable SunTrust Capital Trust. The manner of obtaining any such approval of holders of such Preferred Securities will be as set forth in an accompanying Prospectus Supplement. All guarantees and agreements contained in a Preferred Securities Guarantee shall bind the successors, assigns, receivers, trustees and representatives of the Company and shall inure to the benefit of the holders of the Preferred Securities of the applicable SunTrust Capital Trust then outstanding.

     The Company has also separately agreed to guarantee irrevocably and unconditionally the obligations of the SunTrust Capital Trusts with respect to the Common Securities (the "Common Securities Guarantees") to the same extent as the Preferred Securities Guarantees, except that upon an Event of Default under the Indenture, holders of Preferred Securities shall have priority over holders of Common Securities with respect to distributions and payments on liquidation, redemption or otherwise.

TERMINATION

     Each Preferred Securities Guarantee will terminate as to the Preferred Securities issued by the applicable SunTrust Capital Trust (i) upon full payment of the Redemption Price of all Preferred Securities of such SunTrust Capital Trust, (ii) upon distribution of the Subordinated Debt Securities held by such SunTrust Capital Trust to the holders of the Preferred Securities of such SunTrust Capital Trust or (iii) upon full payment of the amounts payable in accordance with the Declaration of such SunTrust Capital Trust upon liquidation of such SunTrust Capital Trust. Each Preferred Securities Guarantee will continue to be effective or will be reinstated, as the case may be, if, at any time, any holder of Preferred Securities issued by the applicable SunTrust Capital Trust must restore payment of any sums paid under such Preferred Securities or such Preferred Securities Guarantee.

EVENTS OF DEFAULT

     An event of default under a Preferred Securities Guarantee will occur upon the failure of the Company to perform any of its payment or other obligations thereunder.

     The holders of a majority in liquidation amount of the Preferred Securities relating to such Preferred Securities Guarantee have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Preferred Guarantee Trustee in respect of the Preferred Securities Guarantee or to direct the exercise of any trust or power conferred upon the Preferred Guarantee Trustee under such Preferred Securities. If the Preferred Guarantee Trustee fails to enforce such Preferred Securities Guarantee, any holder of Preferred Securities relating to such Preferred Securities Guarantee may institute a legal proceeding directly against the Company to enforce the Preferred Guarantee Trustee's rights under such Preferred Securities Guarantee, without first instituting a legal proceeding against the relevant SunTrust Capital Trust, the Preferred Guarantee Trustee or any other person or entity. Notwithstanding the foregoing, if the Company has failed to make a Guarantee Payment, a holder of Preferred Securities may directly institute a proceeding against the Company for enforcement of the Preferred Securities Guarantee for such payment. The Company waives any right or remedy to require that any action be brought first against such SunTrust Capital Trust or any other person or entity before proceeding directly against the Company.

STATUS OF THE PREFERRED SECURITIES GUARANTEES

     Unless otherwise provided in the applicable Prospectus Supplement, the Preferred Securities Guarantees with respect to the Preferred Securities of any SunTrust Capital Trust will constitute unsecured obligations of the Company and will rank (i) subordinate and junior in right of payment to certain liabilities of the Company (which may include both senior and subordinated indebtedness for money borrowed) to the extent set forth in a Prospectus Supplement, (ii) pari passu with any guarantee now or hereafter entered into by SunTrust in respect of any other SunTrust Capital Trust or any other similar financing vehicle sponsored by SunTrust and (iii) senior to all capital stock now or hereafter issued by the Company and to any guarantee now or hereafter entered into by the Company in respect of any of its capital stock. The terms of the Preferred Securities provide that each holder of Preferred Securities issued by the applicable SunTrust Capital Trust, by acceptance thereof, agrees to the subordination provisions and other terms of the Preferred Securities Guarantee relating thereto as described in the applicable Prospectus Supplement.

     The Preferred Securities Guarantees will constitute a guarantee of payment and not of collection (that is, the guaranteed party may institute a legal proceeding directly against the guarantor to enforce its rights under the Preferred Securities Guarantee without instituting a legal proceeding against any other person or entity).

INFORMATION CONCERNING THE PREFERRED GUARANTEE TRUSTEE

     The Preferred Guarantee Trustee, prior to the occurrence of a default with respect to a Preferred Securities Guarantee, undertakes to perform only such duties as are specifically set forth in such Preferred Securities Guarantee and, after default, shall exercise the same degree of care as a prudent individual would exercise in the conduct of his or her own affairs. Subject to such provisions, the Preferred Guarantee Trustee is under no obligation to exercise any of the powers vested in it by a Preferred Securities Guarantee at the request of any holder of Preferred Securities, unless offered reasonable indemnity against the costs, expenses and liabilities that might be incurred thereby.

     For information concerning the relationship between the Preferred Guarantee Trustee and the Company, see "Description of the Subordinated Debt
Securities -- The Debt Trustee."

GOVERNING LAW

     The Preferred Securities Guarantees will be governed by and construed in accordance with the laws of the State of New York.

          EFFECT OF OBLIGATIONS UNDER THE SUBORDINATED DEBT SECURITIES
                    AND THE PREFERRED SECURITIES GUARANTEES

     As set forth in the Declaration of each of the SunTrust Capital Trusts, the sole purpose of each is to issue the Trust Securities evidencing undivided beneficial interests in the assets of such SunTrust Capital Trust, and to invest the proceeds from such issuance and sale in the Subordinated Debt Securities.

     As long as payments of interest and other payments are made when due on the Subordinated Debt Securities held by a given SunTrust Capital Trust, such payments will be sufficient to cover distributions and payments due on the Trust Securities of such SunTrust Capital Trust because of the following factors: (i) the aggregate principal amount of such Subordinated Debt Securities will be equal to the sum of the aggregate stated liquidation amount of such Trust Securities; (ii) the interest rate and payment dates for the Subordinated Debt Securities will match the distribution rate and payment dates for the Preferred Securities; (iii) SunTrust, as issuer of the Subordinated Debt Securities, shall pay, and the applicable SunTrust Capital Trust shall not be obligated to pay, directly or indirectly, all costs, expenses, debts, and obligations of the applicable SunTrust Capital Trust (other than with respect to the payment of principal, premium, if any, and interest on the Trust Securities); and (iv) the related Declaration further provides that the Trust Trustees shall not take or cause or permit such SunTrust Capital Trust, among other things, to engage in any activity that is not consistent with the purposes of that SunTrust Capital Trust.

     Payments of distributions (to the extent funds are available therefor) and other payments due on the Preferred Securities (to the extent funds are available therefor) are guaranteed by SunTrust as and to the extent set forth under "Description of the Preferred Securities Guarantees." If SunTrust does not make interest payments on the Subordinated Debt Securities purchased by the applicable SunTrust Capital Trust, it is expected that such SunTrust Capital Trust will not have sufficient funds to pay distributions on the Preferred Securities issued thereby. A Preferred Securities Guarantee does not apply to any payment of distributions unless and until the applicable SunTrust Capital Trust has sufficient funds for the payment of such distributions. A Preferred Securities Guarantee covers the payment of distributions and other payments on the related Preferred Securities only if, and to the extent that, SunTrust has made a payment of interest or principal on the Subordinated Debt Securities held by the applicable SunTrust Capital Trust as its sole asset. A Preferred Securities Guarantee, when taken together with SunTrust's obligations under the related Subordinated Debt Securities, and the Indenture and the related Declaration, including its obligations to pay costs, expenses, debts and liabilities of the applicable

SunTrust Capital Trust (other than with respect to the Trust Securities), provides a full and unconditional guarantee on a subordinated basis of amounts due on the related Preferred Securities.

     If SunTrust fails to make interest or other payments on the Subordinated Debt Securities held by a SunTrust Capital Trust when due (taking into account any Extension Period), the related Declaration provides a mechanism whereby the holders of the Preferred Securities issued thereunder, using the procedures described in "Description of the Preferred Securities -- Book-Entry Only Issuance -- The Depository Trust Company" and "-- Voting Rights" in the accompanying Prospectus Supplement, may direct the Institutional Trustee to enforce its rights under such Subordinated Debt Securities. If the Institutional Trustee fails to enforce its rights under the Subordinated Debt Securities, a holder of Preferred Securities may institute a legal proceeding against SunTrust to enforce the Institutional Trustee's rights under the Subordinated Debt Securities without first instituting any legal proceeding against the Institutional Trustee or any other person or entity. Notwithstanding the foregoing, if a Declaration Event of Default has occurred and is continuing and such event is attributable to the failure of SunTrust to pay interest or principal on the Subordinated Debt Securities on the date such interest or principal is otherwise payable (or in the case of redemption, on the redemption date), then a holder of Preferred Securities may institute a Direct Action for payment on or after the respective due date specified in the Subordinated Debt Securities. In connection with such Direct Action, SunTrust will be subrogated to the rights of such holder of Preferred Securities under the Declaration to the extent of any payment made by SunTrust to such holder of Preferred Securities in such Direct Action. SunTrust, under each Preferred Securities Guarantee, acknowledges that the Preferred Guarantee Trustee shall enforce the Preferred Securities Guarantee on behalf of the holders of the related Preferred Securities. If SunTrust fails to make payments under a Preferred Securities Guarantee, the Preferred Securities Guarantee provides a mechanism whereby the holders of the related Preferred Securities may direct the Preferred Guarantee Trustee to enforce its rights thereunder. Any holder of Preferred Securities may institute a legal proceeding directly against SunTrust to enforce the Preferred Guarantee Trustee's rights under the related Preferred Securities Guarantee without first instituting a legal proceeding against the applicable SunTrust Capital Trust, the Preferred Guarantee Trustee, or any other person or entity.

     SunTrust and each of the SunTrust Capital Trusts believe that the above mechanisms and obligations, taken together, provide a full and unconditional guarantee by SunTrust on a subordinated basis of payments due on Preferred Securities issued by any such Trust. See "Description of the Preferred Securities Guarantees -- General."

                              PLAN OF DISTRIBUTION

     SunTrust may sell the Subordinated Debt Securities and either SunTrust Capital Trust may sell Preferred Securities in any of, or any combination of, the following ways: (i) directly to purchasers, (ii) through agents designated from time to time, (iii) through underwriters or groups of underwriters, and
(iv) through dealers. Such agents, underwriters or dealers may be affiliates of SunTrust, and offers or sales of Offered Securities may include secondary market transactions by affiliates of SunTrust.

     Offers to purchase Offered Securities may be solicited directly by SunTrust and/or either SunTrust Capital Trust, as the case may be, or by agents designated by SunTrust and/or either SunTrust Capital Trust, as the case may be, from time to time. Any such agent, who may be deemed to be an underwriter (as that term is defined in the Securities Act) involved in the offer or sale of the Offered Securities in respect of which this Prospectus is delivered will be named, and any commissions payable by SunTrust to such agent will be set forth, in the Prospectus Supplement. Unless otherwise indicated in the Prospectus Supplement, any such agent will be acting on a best efforts basis for the period of its appointment (ordinarily five business days or less). Agents, dealers and underwriters may be customers of, engage in transactions with, or perform services for the Company in the ordinary course of business.

     If an underwriter or underwriters are utilized in the sale, SunTrust will execute an underwriting agreement with such underwriters at the time of sale and the names of the underwriters and the terms of the transaction will be set forth in the Prospectus Supplement, which will be used by the underwriters to make resales of the Offered Securities in respect of which this Prospectus is delivered.

     If a dealer is utilized in the sale of the Offered Securities in respect of which this Prospectus is delivered, SunTrust and/or either SunTrust Capital Trust, as the case may be, will sell such Offered Securities to the dealer as principal. The dealer may then resell such Offered Securities to the public at varying prices to be determined by such dealer at the time of resale. The name of the dealer and the terms of the transaction will be set forth in the applicable Prospectus Supplement.

     Agents, underwriters and dealers may be entitled under the relevant agreements to indemnification by SunTrust and/or either SunTrust Capital Trust, as the case may be, against certain liabilities, including liabilities under the Securities Act.

     The offer and sale of the Offered Securities will comply with Rule 2810 of the Rules of Conduct of the National Association of Securities Dealers, Inc. (the "NASD"). In addition, no NASD member participating in offers and sales of securities will execute a transaction in the Offered Securities in a discretionary account without the prior specific written approval of the member's customer.

     Underwriters, agents or their controlling persons may engage in transactions and perform services for SunTrust and its affiliates in the ordinary course of business.

                                 LEGAL MATTERS

     Unless otherwise indicated in the applicable Prospectus Supplement, the validity of the Subordinated Debt Securities and the Preferred Securities Guarantees will be passed upon for SunTrust by King & Spalding. Certain matters of Delaware law relating to the validity of the Preferred Securities will be passed upon on behalf of each of the SunTrust Capital Trusts by Skadden, Arps, Slate, Meagher & Flom (Delaware), special Delaware counsel to the SunTrust Capital Trusts. Certain other legal matters will be passed upon for SunTrust by Raymond D. Fortin, Senior Vice President and Counsel of SunTrust. Certain legal matters will be passed upon for agents or underwriters, if any, by Skadden, Arps, Slate, Meagher & Flom LLP. As of December 31, 1996 Raymond D. Fortin was the record and beneficial owner of 20,800 shares of common stock of SunTrust and held options to purchase 3,000 shares of common stock of SunTrust.

                                    EXPERTS

     The consolidated financial statements of SunTrust included in the Annual Report on Form 10-K for the year ended December 31, 1996, incorporated herein by reference, have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in accounting and auditing in giving said report.

             ======================================================
  NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS, AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED. THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES OTHER THAN THE SECURITIES DESCRIBED IN THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS OR AN OFFER TO SELL THE SOLICITATION OF AN OFFER TO BUT SUCH SECURITIES IN ANY CIRCUMSTANCES IN WHICH SUCH OFFER OR SOLICITATION IS UNLAWFUL. NEITHER THE DELIVERY OF THIS PROSPECTUS SUPPLEMENT OR THE PROSPECTUS NOR ANY SALE MADE HEREUNDER SHALL, UNDER ANY CIRCUMSTANCES, CREATE ANY IMPLICATION THAT THE INFORMATION CONTAINED HEREIN IS CORRECT AS OF ANY TIME SUBSEQUENT TO THE DATE OF SUCH INFORMATION.

                             ---------------------

                               TABLE OF CONTENTS

                                        PAGE
                                        ----
           PROSPECTUS SUPPLEMENT
Risk Factors..........................   S-4
SunTrust..............................  S-10
Certain Regulatory Considerations.....  S-10
SunTrust Capital Trust................  S-13
Capitalization........................  S-15
Use of Proceeds.......................  S-16
Description of the Preferred
  Securities..........................  S-16
Description of the Preferred
  Securities Guarantee................  S-29
Description of the Subordinated
  Debentures..........................  S-29
Effect of Obligations under the
  Subordinated Debentures and the
  Preferred Securities Guarantee......  S-35
United States Federal Income
  Taxation............................  S-37
ERISA Considerations..................  S-39
Underwriting..........................  S-41
Legal Matters.........................  S-42
                 PROSPECTUS
Available Information.................     3
Incorporation of Certain Documents by
  Reference...........................     4
The Company...........................     5
The Trusts............................     5
Use of Proceeds.......................     6
Description of the Subordinated Debt
  Securities..........................     6
Description of the Preferred
  Securities..........................    11
Description of the Preferred
  Securities Guarantees...............    13
Effect of Obligations under the
  Subordinated Debt Securities and the
  Preferred Securities Guarantees.....    15
Plan of Distribution..................    16
Legal Matters.........................    17
Experts...............................    17

             ======================================================
             ======================================================
                                  $350,000,000
                                    SUNTRUST
                                CAPITAL TRUST I
                                 FLOATING RATE
                         PREFERRED SECURITIES, SERIES A
                         (LIQUIDATION AMOUNT $1,000 PER
                              PREFERRED SECURITY)
                           FULLY AND UNCONDITIONALLY
                  GUARANTEED TO THE EXTENT SET FORTH HEREIN BY

                              SUNTRUST BANKS, INC.
                -----------------------------------------------
                             PROSPECTUS SUPPLEMENT
                                  MAY 12, 1997
                -----------------------------------------------
                                LEHMAN BROTHERS
                              SALOMON BROTHERS INC
                          DONALDSON, LUFKIN & JENRETTE
              SECURITIES CORPORATION
             ======================================================